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                                                                     EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                TALX CORPORATION,

                                TALXSUB I, INC.,

                                    Ti3, INC.

                                       AND

                          THE SHAREHOLDERS OF TI3, INC.

                                  JUNE 21, 2001


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                                TABLE OF CONTENTS

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ARTICLE I.  DEFINITIONS...........................................................................................1
         AAA Rules................................................................................................1
         Accounts Receivable......................................................................................1
         Action...................................................................................................1
         Affiliate................................................................................................1
         Affiliated Group.........................................................................................1
         Agreement................................................................................................1
         Arbitration Costs........................................................................................2
         Arbitration Demand.......................................................................................2
         Assets...................................................................................................2
         Balance Sheet............................................................................................2
         CERCLA...................................................................................................2
         Claim of Liability.......................................................................................2
         Closing..................................................................................................2
         Closing Date.............................................................................................2
         COBRA....................................................................................................2
         Code.....................................................................................................2
         Company..................................................................................................2
         Company Common Stock.....................................................................................2
         Common Conversion Ratio..................................................................................2
         Company Intellectual Property............................................................................2
         Company Options..........................................................................................2
         Company Preferred Stock..................................................................................2
         Company Stock............................................................................................3
         Company Warrants.........................................................................................3
         Confidential Information.................................................................................3
         Contract.................................................................................................3
         Court....................................................................................................3
         Customer Contract........................................................................................3
         Customer Deliverables....................................................................................3
         Design Documentation.....................................................................................3
         Designate................................................................................................3
         Dispute Notice...........................................................................................3
         Disputes.................................................................................................3
         Earn-Out Payment.........................................................................................3
         Earn-Out Payment Date....................................................................................3
         Earn-Out Payment Statement...............................................................................3
         Earn-Out Period..........................................................................................3
         Effective Time...........................................................................................3
         Environmental Law........................................................................................3
         Environmental Property...................................................................................3
         ERISA....................................................................................................3
         Escrow Agent.............................................................................................4
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         Escrow Agreement.........................................................................................4
         Escrow Deposit...........................................................................................4
         Escrow Funds.............................................................................................4
         Exchange Act.............................................................................................4
         Financial Statements.....................................................................................4
         GAAP.....................................................................................................4
         Government...............................................................................................4
         Hazardous Materials......................................................................................4
         Herrmann.................................................................................................4
         Herrmann Employment Agreement............................................................................4
         Indemnified Losses.......................................................................................4
         Indemnified Party........................................................................................4
         Indemnifying Party.......................................................................................4
         Initial Consideration....................................................................................4
         Intellectual Property....................................................................................4
         Internal Systems.........................................................................................5
         IRCA.....................................................................................................5
         Law......................................................................................................5
         Lien.....................................................................................................5
         Losses...................................................................................................5
         Merger...................................................................................................5
         Merger Consideration.....................................................................................5
         Merger Documents.........................................................................................5
         Merger Financial Statements..............................................................................5
         Mergersub................................................................................................5
         MGCL.....................................................................................................5
         Offering Memorandum......................................................................................5
         Order....................................................................................................5
         Ordinary Course..........................................................................................5
         Party....................................................................................................5
         Permitted Liens..........................................................................................6
         Person...................................................................................................6
         Plan.....................................................................................................6
         Preferred Conversion Ratio...............................................................................6
         Property.................................................................................................6
         Real Property............................................................................................6
         Registration Rights Agreement............................................................................6
         Representatives..........................................................................................6
         Returns..................................................................................................6
         Sales Projections........................................................................................6
         SEC Reports..............................................................................................6
         Securities Act...........................................................................................6
         Shareholders.............................................................................................6
         Shareholder Indemnified Persons..........................................................................7
         Software.................................................................................................7
         State Acts...............................................................................................7
         Surviving Corporation....................................................................................7
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         TALX.....................................................................................................7
         TALX Common Stock........................................................................................7
         TALX Indemnified Persons.................................................................................7
         TALX Proprietary Assets..................................................................................7
         TALX Returns.............................................................................................7
         TALX Share Price.........................................................................................7
         Tax Affiliate............................................................................................7
         Tax Loss Carry-Forward Payment...........................................................................7
         Taxes....................................................................................................7
         TBCA.....................................................................................................7
         Third Person.............................................................................................7
         Third-Person Claim.......................................................................................7
         Trailing Price Earnings Ratio............................................................................7
         Transaction Expenses.....................................................................................8

ARTICLE II.    THE MERGER.........................................................................................8
         2.1   Merger and Effect of Merger........................................................................8
         2.2   Method of Effecting Merger and Closing and Articles of Merger......................................8
         2.3   Conversion of Mergersub Stock......................................................................9
         2.4   Conversion of the Company  Stock...................................................................9
         2.5   Payment of Initial Consideration...................................................................9
         2.6   Escrow............................................................................................10
         2.7   Earn-Out Payment..................................................................................10
         2.8   Tax Loss Carry-Forward Payment....................................................................11
         2.9   Articles of Incorporation and Bylaws of the Surviving Corporation; No Further Rights..............12
         2.10  Directors and Officers of the Surviving Corporation...............................................12
         2.11  Closing Deliveries................................................................................12
         2.12  Appointment of Shareholders' Representatives......................................................14
         2.13  Tax Consequences..................................................................................15
         2.14  Limitation on Number of Shares of TALX Common Stock...............................................15

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................................15
         3.1   Corporate Organization, Qualification and Power...................................................15
         3.2   No Subsidiaries...................................................................................16
         3.3   Capitalization and Related Matters................................................................16
         3.4   Ownership of Capital Stock; Enforceability; Noncontravention......................................16
         3.5   Financial Statements..............................................................................17
         3.6   Books and Records.................................................................................17
         3.7   No Undisclosed Liabilities........................................................................17
         3.8   Taxes.............................................................................................18
         3.9   Assets and Real Property..........................................................................20
         3.10  Necessary Property and Transfer of Assets.........................................................21
         3.11  Accounts Receivable...............................................................................21
         3.12  Inventories.......................................................................................21
         3.13  Contracts and Commitments.........................................................................21
         3.14  Customer Contracts................................................................................22
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         3.15  Validity of Contracts.............................................................................23
         3.16  Intellectual Property.............................................................................23
         3.17  Litigation........................................................................................25
         3.18  Insurance.........................................................................................25
         3.19  Absence of Certain Changes........................................................................25
         3.20  No Breach of Law or Governing Document; Licenses and Permits; Legal Compliance....................27
         3.21  Transactions with Related Persons; Outside Interests..............................................27
         3.22  Bank Accounts of the Company......................................................................27
         3.23  Environmental Matters.............................................................................28
         3.24  Officers, Directors, Employees, Consultants and Agents; Compensation..............................28
         3.25  Labor Matters.....................................................................................29
         3.26  Employee Benefit Matters..........................................................................29
         3.27  Overtime, Back Wages, Vacation and Minimum Wages..................................................29
         3.28  Discrimination and Occupational Safety and Health.................................................30
         3.29  Alien Employment Eligibility......................................................................30
         3.30  Customers ........................................................................................30
         3.31  Product Warranties................................................................................30
         3.32  Product Liability Claims..........................................................................30
         3.33  Product Safety Authorities........................................................................31
         3.34  Brokers, Finders..................................................................................31
         3.35  Affiliates........................................................................................31
         3.36  Consumer Privacy and Security.....................................................................31
         3.37  Company Services..................................................................................31
         3.38  [Intentionally Omitted]...........................................................................32
         3.39  Transfer of Shares Prior to the Closing...........................................................32
         3.40  Disclosure........................................................................................32

ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................................................32
         4.1  Enforceability; Noncontravention...................................................................32
         4.2  Transfer of Shares Prior to the Closing............................................................33
         4.3  The Shareholders...................................................................................33

ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF TALX...............................................................33
         5.1  Corporate Organization, Qualification and Power....................................................33
         5.2  Capitalization.....................................................................................33
         5.3  Corporate Power and Authority......................................................................33
         5.4  The TALX Common Stock..............................................................................34
         5.5  SEC Reports........................................................................................34
         5.6  Financial Statements...............................................................................34
         5.7  Absence of Certain Changes or Events...............................................................34
         5.8  Proprietary Assets.................................................................................34
         5.9  Contracts..........................................................................................35
         5.10 Tax Matters........................................................................................35
         5.11 Legal Proceedings; Orders..........................................................................36
         5.12 No Stockholder Vote Required.......................................................................36
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         5.13  Non-Contravention; Consents.......................................................................36
         5.14  Disclosure........................................................................................37
         5.15  Tax-Free Reorganization...........................................................................37

ARTICLE VI.  COVENANTS OF THE COMPANY PENDING THE CLOSING........................................................40
         6.1  Operation of the Business..........................................................................40
         6.2  Preservation of Business...........................................................................42
         6.3  Insurance and Maintenance of Property..............................................................42
         6.4  Full Access and Cooperation........................................................................42
         6.5  Books and Records..................................................................................42
         6.6  Notice of Breaches.................................................................................42
         6.7  Exclusivity........................................................................................43

ARTICLE VII.  COVENANTS OF THE PARTIES...........................................................................43
         7.1  Confidentiality....................................................................................43
         7.2  [Intentionally Omitted]............................................................................44
         7.3  Further Assurances.................................................................................44
         7.4  Company Agreements.................................................................................44
         7.5  TALX Information...................................................................................44
         7.6  Tax-Free Reorganization............................................................................44
         7.7  Offering Memorandum................................................................................44
         7.8  Shareholder Approval...............................................................................45

ARTICLE VIII.  CONDITIONS TO EACH PARTY'S OBLIGATIONS............................................................45
         8.1  Lawsuits...........................................................................................45
         8.2  Statutory Prohibition..............................................................................45
         8.3  Governmental Approval..............................................................................45
         8.4  Regulation D Compliance and Blue Sky Clearances....................................................45

ARTICLE IX.  CONDITIONS TO TALX'S OBLIGATIONS....................................................................46
         9.1  Representations and Warranties of the Company and the Shareholders.................................46
         9.2  Performance of this Agreement......................................................................46
         9.3  Material Adverse Change............................................................................46
         9.4  Certificate of Company.............................................................................46
         9.5  [Intentionally Omitted]............................................................................46
         9.6  [Intentionally Omitted]............................................................................46
         9.7  Third Party Consents...............................................................................46
         9.8  [Intentionally Omitted]............................................................................46
         9.9  Operation of the Business..........................................................................46
         9.10  Company Stock.....................................................................................47
         9.11  Shareholders......................................................................................47
         9.12  [Intentionally Omitted]...........................................................................47
         9.13  Delivery of the Shareholder Deliveries............................................................47

ARTICLE X.  CONDITIONS TO THE COMPANY'S OBLIGATIONS..............................................................47
         10.1  Representations and Warranties of TALX............................................................47
         10.2  Performance of this Agreement.....................................................................47
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         10.3  Certificate of TALX...............................................................................47
         10.4  Delivery of Consideration and TALX Deliveries.....................................................47

ARTICLE XI.  INDEMNIFICATION.....................................................................................47
         11.1  Indemnification of TALX...........................................................................48
         11.2  Indemnification of the Shareholders and the Company...............................................49
         11.3  Limitations on Indemnity..........................................................................49
         11.4  Survival..........................................................................................49
         11.5  Claims Against Escrow Funds.......................................................................50
         11.6  Notice of Claim...................................................................................50
         11.7  Right to Contest Claims of  Third Persons.........................................................50

ARTICLE XII.  TERMINATION OF THE AGREEMENT.......................................................................51
         12.1  Termination of Agreement..........................................................................51
         12.2  Manner and Effect of Termination..................................................................51

ARTICLE XIII.  MISCELLANEOUS PROVISIONS..........................................................................52
         13.1  Notice............................................................................................52
         13.2  Fees and Expenses.................................................................................52
         13.3  Entire Agreement..................................................................................53
         13.4  Assignment; Binding Agreement.....................................................................53
         13.5  Counterparts......................................................................................53
         13.6  Headings; Interpretation..........................................................................53
         13.7  Remedies Cumulative...............................................................................53
         13.8  Governing Law.....................................................................................53
         13.9  Severability......................................................................................53
         13.10  Arbitration......................................................................................53
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                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is entered into as of June 21, 2001, by and among TALX CORPORATION, a Missouri corporation ("TALX"), TALXSUB I, INC., a Texas corporation ("Mergersub"), Ti3, Inc., a Texas corporation (the "Company"), and the Persons listed on Exhibit A hereto, who are the shareholders of the Company and the holders of options and warrants to purchase stock of the Company (collectively, the "Shareholders").

                                    RECITALS

         A. The Board of Directors of the Company and the Shareholders have approved the proposed merger (the "Merger") of Mergersub with and into the Company in accordance with the General Business Corporation Laws of the State of Missouri (the "MGCL") and the Texas Business Corporation Act (the "TBCA") and on the terms and conditions set forth herein.

         B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. For financial reporting purposes, it is intended that the Merger be accounted for as a purchase.

         C. The Board of Directors of Mergersub and TALX, the sole shareholder of Mergersub, have approved the Merger in accordance with the MGCL and the TBCA and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS.

         "AAA Rules" has the meaning set forth in Section 13.10(e) hereof.

         "Accounts Receivable" has the meaning set forth in Section 3.11 hereof.

         "Action" has the meaning set forth in Section 3.17 hereof.

         "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person referred to. In this definition, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of securities, by contract, or otherwise.

         "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

         "Agreement" has the meaning set forth in the Preamble.


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         "Arbitration Costs" has the meaning set forth in Section 13.10(h)
hereof.

         "Arbitration Demand" has the meaning set forth in Section 13.10(d) hereof.

         "Assets" has the meaning set forth in Section 3.9 hereof.

         "Balance Sheet" has the meaning set forth in Section 3.5(a) hereof.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act.

         "Claim of Liability" means any and all claims, liabilities, obligations, losses or damages suffered or incurred as a result of: (a) any suit, action, legal or administrative proceeding (including any investigation), or demand asserted, threatened or instituted by any third party, including, but not limited to, any Government; (b) any requirements imposed by Environmental Laws arising from such third party suit, action, proceeding or demand, including, but not limited to, all costs of investigation, remediation or costs otherwise incurred in complying with applicable Environmental Laws; and (c) any and all judgments, liens, court costs, legal fees, expert witness fees, consultants' fees, and other costs of discovery and defense resulting from such third party suit, action, proceeding or demand.

         "Closing" means the consummation of the transactions contemplated by this Agreement.

         "Closing Date" has the meaning set forth in Section 2.2(b) hereof.

         "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         "Code" means the Internal Revenue Code of 1986, as from time to time amended.

         "Company" means Ti3, Inc., a Texas corporation.

         "Company Common Stock" means the common stock, par value $0.01 per share, of the Company.

         "Common Conversion Ratio" means the result obtained by dividing (a) $11,800,000.00 by (b) the number of shares of Company Common Stock outstanding immediately prior to the Effective Time (after giving effect to the conversion into Company Common Stock of all outstanding Company Preferred Stock, Company Warrants and Company Options), and dividing such amount by (c) the TALX Share Price.

         "Company Intellectual Property" has the meaning set forth in Section 3.16(a) hereof.

         "Company Options" has the meaning set forth in Section 2.2(d) hereof.

         "Company Preferred Stock" means the preferred stock, par value $0.01 per share, of the Company.


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         "Company Stock" means the Company Common Stock, the Company Options, the Company Preferred Stock and the Company Warrants.

         "Company Warrants" has the meaning set forth in Section 2.2(c) hereof.

         "Confidential Information" has the meaning set forth in Section 6.1(b) hereof.

         "Contract" with respect to any Person means any, written or oral, contract, agreement, arrangement, understanding, lease, indenture, evidence of indebtedness, binding commitment or instrument, purchase order, or offer and either was (a) entered into or made by or on behalf of the Person, or (b) to which the Person is a party or by which it or its property is bound.

         "Court" means any court, grand jury, administrative or regulatory body, Government agency, arbitration or mediation panel or similar body.

         "Customer Contract" has the meaning set forth in Section 3.14 hereof.

         "Customer Deliverables" has the meaning set forth in Section 3.16(a) hereof.

         "Design Documentation" has the meaning set forth in Section 3.16(i) hereof.

         "Designate" has the meaning set forth in Section 13.10(b) hereof.

         "Dispute Notice" has the meaning set forth in Section 13.10(a) hereof.

         "Disputes" has the meaning set forth in Section 13.10(a) hereof.

         "Earn-Out Payment" has the meaning set forth in Section 2.7(a) hereof.

         "Earn-Out Payment Date" has the meaning set forth in Section 2.7(c) hereof.

         "Earn-Out Payment Statement" has the meaning set forth in Section 2.7(d) hereof.

         "Earn-Out Period" has the meaning set forth in Section 2.7(a) hereof.

         "Effective Time" has the meaning set forth in Section 2.2(a) hereof.

          "Environmental Law" means any applicable Law, as amended, relating to the protection of health or the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, CERCLA, the Toxic Substance Control Act, and any comparable state or foreign Law, and the common law, including the law of nuisance and strict liability.

         "Environmental Property" means all assets and property currently or previously owned, leased or operated by the Company or in connection with the business of the Company, during the time such assets or property were owned, leased or operated by the Company.

         "ERISA" means the Employee Retirement Security Act of 1974, as amended.


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         "Escrow Agent" means the escrow agent under the Escrow Agreement.

         "Escrow Agreement" means the agreement substantially in the form attached hereto as Exhibit B.

         "Escrow Deposit" has the meaning set forth in Section 2.6 hereof.

         "Escrow Funds" has the meaning set forth in Section 2.6 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Financial Statements" has the meaning set forth in Section 3.5(a) hereof.

         "GAAP" means U.S. generally accepted accounting principles.

         "Government" means the United States of America, any other nation or sovereign state, the European Union, any federal, bilateral or multilateral governmental authority, any state, possession, territory, county, district, city or other governmental unit or subdivision, and any branch, agency, or judicial body of any of the foregoing.

         "Hazardous Materials" means any "pollutant or contaminant," "hazardous substance," "petroleum" and "natural gas liquids," as those terms are used or defined in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect upon the public health and the environment, including without limitation, PCBs, lead paints, asbestos and radioactive and infectious materials.

         "Herrmann" means Richard O. Herrmann.

         "Herrmann Employment Agreement" has the meaning set forth in Section 2.11(a)(iii) hereof.

         "Indemnified Losses" has the meaning set forth in Section 11.1 hereof.

         "Indemnified Party" has the meaning set forth in Section 11.6 hereof.

         "Indemnifying Party" has the meaning set forth in Section 11.4 hereof.

         "Initial Consideration" has the meaning set forth in Section 2.5 hereof.

         "Intellectual Property" with respect to a Person means all of the following (in whatever form or medium) which are used, owned by or licensed to such Person: (a) patents and patent applications, (b) copyrights and registrations thereof, (c) mask works and registrations and applications for registration thereof, (d) computer software (whether in source code or object code), data and documentation, (e) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, works-for-hire, firmware, programs, know-how, manufacturing and productions processes and techniques, research and development information, inventions, discoveries, projections, analyses, market studies, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans,



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


proprietary prospect lists, and customer and supplier lists and information, (f) trademarks, service marks, trade names, corporate names, domain names and applications and registrations therefor and (g) other proprietary rights relating to any of the foregoing.

         "Internal Systems" has the meaning set forth in Section 3.16(a) hereof.

         "IRCA" means the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder.

         "Law" means any statute, law, treaty, ordinance, rule, regulation, instrument, directive, decree, order, or injunction of any Government, quasi-governmental authority, or Court, and includes rules or regulations of any regulatory or self-regulatory authority compliance with which is required by law.

         "Lien" means any lien, security interest, mortgage, option, lease, tenancy, occupancy, covenant, condition, easement, agreement, pledge, hypothecation, charge, claim, restriction, or other encumbrance of every kind or adverse claim of whatever nature.

         "Losses" has the meaning set forth in Section 11.1(a) hereof.

         "Merger" has the meaning set forth in the Recitals.

         "Merger Consideration" has the meaning set forth in Section 2.5 hereof.

         "Merger Documents" means the Certificate of Merger and the Articles of Merger substantially in the forms set forth in Exhibit C.

         "Merger Financial Statements" has the meaning set forth in Section 3.5(b) hereof.

         "Mergersub" means TALXSUB I, Inc., a Texas corporation.

         "MGCL" means the General Business Corporation Laws of the State of Missouri.

         "Offering Memorandum" has the meaning set forth in Section 7.7 hereof.

          "Order" means an order, judgment, writ, injunction, award or decree of any Court or Government.

         "Ordinary Course" means, with respect to the Company, only the ordinary course of commercial operations customarily engaged in by the Company consistent with past practices, and specifically does not include (a) activity (i) involving the purchase or sale of the Company or of any product line or business unit thereof, (ii) involving assumption, adoption, or modification of any Plan or agreement or (iii) that requires approval by the board of directors or the Shareholders of the Company, or (b) the incurrence of any liability for any tort or any breach or violation of or default under any Contract or Law.

         "Party" means either TALX and/or the Surviving Corporation or the Shareholders and/or the Company, and "Parties" means all of them.


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


         "Permitted Liens" means (a) any Lien for current Taxes not yet due and payable, (b) Liens described on Schedule 1 attached hereto, and (c) minor liens that have arisen in the Ordinary Course and do not individually or in the aggregate materially impair the property or operations of the Company.

         "Person" means any natural person, any corporation, partnership, limited liability company, limited liability partnership, joint venture, association, company, or other legal entity, and any Government.

         "Plan" means any agreement, arrangement, plan or policy, qualified or non-qualified, whether or not written and whether or not considered legally binding, that involves (a) any pension, retirement, profit sharing, deferred compensation, bonus, stock option, stock purchase, phantom stock, health, welfare or incentive plan; or (b) welfare of "fringe" benefits, including without limitation any voluntary employees' beneficiary associations or related trusts, vacation, severance, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, income Tax preparation, sick leave, maternity, paternity or family leave, child care or other benefits; or (c) any employment, consulting, engagement or retainer agreement or arrangement, including, without limitation any "employee benefit plan" (as defined in ERISA Section 3(3)) (together "Plans" and each item thereunder a "Plan").

         "Preferred Conversion Ratio" means the result obtained by multiplying the Common Conversion Ratio by the number of shares of Company Common Stock into which each share of Company Preferred Stock will be convertible immediately prior to the Effective Time.

         "Property" has the meaning set forth in Section 3.9(a) hereof.

         "Real Property" has the meaning set forth in Section 3.9(c) hereof.

         "Registration Rights Agreement" means the agreement substantially in the form attached hereto as Exhibit M.

         "Representatives" has the meaning set forth in Section 2.12 hereof.

         "Returns" means returns, reports, estimated Tax and informational statements and returns relating to Taxes for any periods ending on or prior to the Closing Date which are, were or will be required by Law to be filed by the Company or other Tax Affiliate of the Company, and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or Plans. Any one of the foregoing Returns may be referred to sometimes as a "Return."

         "Sales Projections" has the meaning set forth in Section 3.38(b) hereof.

         "SEC Reports" has the meaning set forth in Section 5.5 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shareholders" means the Persons listed on Exhibit A hereto and "Shareholder" means any one of the Shareholders.


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


         "Shareholder Indemnified Persons" has the meaning set forth in Section
11.2 hereof.

         "Software" has the meaning set forth in Section 3.16(f) hereof.

         "State Acts" has the meaning set forth in Section 2.5 hereof.

         "Surviving Corporation" has the meaning set forth in Section 2.1(b) hereof.

         "TALX" means TALX Corporation, a Missouri corporation.

         "TALX Common Stock" means the common stock, par value $0.01 per share, of TALX.

         "TALX Indemnified Persons" has the meaning set forth in Section 11.1(a) hereof.

         "TALX Proprietary Assets" has the meaning set forth in Section 5.8(a) hereof.

         "TALX Returns" has the meaning set forth in Section 5.10 hereof.

         "TALX Share Price" has the meaning set forth in Section 2.5 hereof.

         "Tax Affiliate" means any member of an Affiliated Group of which the Company is or was a member, or any member of a combined or unitary group of which the Company is or was a member.

         "Tax Loss Carry-Forward Payment" has the meaning set forth in Section
2.8 hereof.

         "Taxes" means all taxes, charges, fees, levies or other like assessments imposed or assessed by any Government, including without limitation income, profits, windfall profit, employment (including Social Security, state pension plans, and unemployment insurance), withholding, payroll, franchise, gross receipts, sales, use, transfer, stamp, occupation, real or personal property, ad valorem, value added, premium, and excise taxes; Pension Benefit Guaranty Corporation premiums and any other like Government charges; and shall include all penalties, fines, assessments, additions to tax, and interest resulting from, attributable to, or incurred in connection with such Taxes or any contest or despute thereof. Any one of the foregoing Taxes may be referred to sometimes as a "Tax."

         "TBCA" means the Texas Business Corporation Act.

         "Third Person" has the meaning set forth in Section 11.7 hereof.

         "Third-Person Claim" has the meaning set forth in Section 11.7 hereof.

         "Trailing Price Earnings Ratio" means the weighted average per share trading price of every transaction of TALX Common Stock over the course of the ten full trading days ending with the last full trading day of the Earn-Out Period divided by the fully diluted earnings per share of TALX for the prior 12 months as reported in the most recently filed SEC Report of TALX.

         "Transaction Expenses" means legal and accounting fees and other fees and expenses incurred by the Company in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE II.
                                   THE MERGER

         2.1 Merger and Effect of Merger.

         (a) The constituent corporations of the Merger are the Company and Mergersub.

         (b) Upon the terms and subject to the conditions hereof, and in accordance with the MGCL and the TBCA, at the Effective Time, Mergersub shall be merged into the Company and the separate corporate existence of Mergersub thereupon shall cease. The Company shall be the surviving corporation in the Merger (the "Surviving Corporation"), and the separate corporate existence of the Company, with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.

         (c) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of both Mergersub and the Company, as provided more particularly in the MGCL and the TBCA.

         2.2 Method of Effecting Merger and Closing and Articles of Merger. The Merger shall be effected as follows:

         (a) The Company and Mergersub shall execute the Merger Documents and shall cause the Merger Documents to be filed and recorded on the Closing Date with the Secretaries of State of Missouri and Texas in accordance with the applicable provisions of the MGCL and the TBCA. The Merger shall thereupon become effective and be consummated immediately upon the later of such filings or at such later time as may be specified therein in accordance with the MGCL and the TBCA (the "Effective Time").

         (b) The closing of the Merger (the "Closing") shall take place at the offices of Bryan Cave LLP, St. Louis, Missouri, at 10:00 a.m., local time, on July 2, 2001, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in
Article VII, VIII and IX hereof (the "Closing Date").

         (c) Each warrant of the Company as described on Schedule 2.2(c) hereto (the "Company Warrants") issued and outstanding shall have been exercised and converted into Company Common Stock prior to the Effective Time.

         (d) Each option of the Company as described on Schedule 2.2(d) (the "Company Options") issued and outstanding prior to the Effective Time shall have been exercised and converted into Company Common Stock.

         2.3 Conversion of Mergersub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, the outstanding shares of the Common Stock, $1.00 par value per share, of Mergersub shall be converted into one share of the Common Stock of the Surviving Corporation and, upon surrender of the certificate or certificates representing such shares of Mergersub Common Stock, the Surviving Corporation shall promptly issue the owner thereof a certificate representing the share of Common Stock of the Surviving Corporation into which it has been converted. Such share shall be the only issued and outstanding capital stock of the Surviving Corporation and shall be owned by TALX.

         2.4 Conversion of the Company Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder thereof, the shares of the capital stock of the Company shall be treated as follows:

         (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into the right to receive the number of shares of TALX Common Stock as is equal to the Common Conversion Ratio, subject to the Escrow Deposit.

         (b) Each share of the Company Preferred Stock issued and outstanding, together with all dividends accrued thereon in the form of Company Preferred Stock, immediately prior to the Effective Time shall, by virtue of the Merger, automatically be converted into the right to receive, in the manner provided in
Section 2.5, the number of shares of TALX Common Stock as is equal to the Preferred Conversion Ratio, subject to the Escrow Deposit.

         (c) Any of the Company capital stock held in the treasury of the Company immediately prior to the Effective Time shall be canceled and no consideration of any kind shall be delivered in exchange therefor under this Agreement.

         2.5 Payment of Initial Consideration. At the Closing, upon the Effective Time, the holders of the Company Stock shall surrender the certificates evidencing such stock to TALX in exchange for the number of shares of TALX Common Stock having the aggregate market value of $11,800,000.00 (the "Initial Consideration") based upon the weighted average per share trading price of every transaction of TALX Common Stock over the course of the ten consecutive full trading days ending with the full trading day immediately preceding the Closing Date (the "TALX Share Price"). TALX may, at its sole discretion, pay up to 10% of the Initial Consideration in cash instead of TALX Common Stock. The Initial Consideration paid to the Shareholders at the Closing shall be subject to adjustment for the Escrow Deposit as described in Section 2.6. The Initial Consideration, as so adjusted, the Earn Out Consideration, if any, and the Tax Loss Carry-Forward Consideration, if any, shall be collectively referred to herein as the "Merger Consideration." At the Effective Time, each Shareholder's portion of the Initial Consideration to be payable in the number of shares of TALX Common Stock as determined in accordance with Section 2.4 hereof shall be paid by TALX upon the surrender of certificates formerly evidencing shares of the Company Stock. The TALX Common Stock to be delivered to the Shareholders in payment of the Merger Consideration is not registered under the Securities Act, and will be subject to a usual and appropriate stop transfer order on the books and records of TALX transfer agent pertaining to securities not registered under the Securities Act. The certificates for the TALX Common Stock shall bear on its face the following restrictive legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") or applicable state securities laws (the "State Acts"), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to TALX of a favorable opinion of its counsel and/or submission to TALX of such other evidence as may be satisfactory to counsel to TALX, to the effect that any such transfer shall not be in violation of the Securities Act and the State Acts."

         2.6 Escrow. On the Closing Date, TALX, each of the Shareholders and the Escrow Agent shall execute the Escrow Agreement, pursuant to which the Shareholders will deposit into escrow for a period of one year from the Closing Date the number of shares of the TALX Common Stock having the aggregate market value of equal to one-tenth of the Initial Consideration based upon the TALX Share Price (the "Escrow Deposit"). The Escrow Deposit, together with any dividends paid thereon since the Closing Date and any other income earned thereon (collectively, the "Escrow Funds") shall be held as a trust fund and shall not be subject to any Liens, attachment, trustee process or any other judicial process of any creditor of any Party and shall only be available on the terms and conditions set forth herein and in the Escrow Agreement for the satisfaction of (a) any Indemnified Losses for which the Shareholders are obligated to indemnify the TALX Indemnified Persons under Article XI hereof, and
(b) pursuant to Section 13.2, at TALX's option, any of the Company's Transaction Expenses.

         2.7 Earn-Out Payment.

         (a) In addition to the Initial Consideration, TALX shall pay to the Shareholders in TALX Common Stock or in cash, at TALX's sole discretion subject to Sections 2.13 and 2.14, the following payment (the "Earn-Out Payment"), if any, based on the following calculation: The Earn-Out Payment shall be based on the excess of: (i) the amount of after-tax earnings (at a tax rate of 40%, giving no effect to any utilization of net operating loss carry-forwards) of the Company in the 12 months immediately after the Closing (the "Earn-Out Period") over (ii) $0.90 times the number of shares of TALX Common Stock issued at Closing. Each dollar of the difference will be multiplied by 30.0% of the TALX Trailing Price-Earnings Ratio at the end of the Earn-Out Period. Such price earnings ratio used for this calculation will be no lower than 22.5 and no higher than 45. Any TALX Common Stock transferred to the Shareholders in satisfaction of the Earn-Out Payment shall be valued based upon the weighted average per share trading price of every transaction of TALX Common Stock over the course of the ten consecutive full trading days ending with the third full trading day immediately preceding the first anniversary of the Closing. In no case shall the Earn-Out Payment be negative.

         (b) For purposes hereof "after-tax earnings" shall mean all earnings generated by the Company (as the surviving corporation under the Merger) for the Earn-Out Period, calculated in accordance with GAAP on a stand-alone basis, after the deduction of taxes at a tax rate of 40%, giving no effect to any utilization of net operating loss carry-forwards. The computation of after-tax earnings of the Company shall be made in accordance with Schedule 2.7(b) attached hereto.

         (c) The Earn-Out Payment, if any, for the Earn-Out Period shall be paid by TALX on a date which is within 45 days after the completion of the Company's financial statements for the Earn-Out Period, but in any event no later than 60 days after the end of the Earn-Out Period (the "Earn-Out Payment Date") and shall be accompanied by an Earn-Out Payment Statement (as hereinafter defined). The payments of the Earn-Out Payment shall be made to each of the Shareholders in proportion to the percentage of the total shares of Company Common Stock each Shareholder owned immediately prior to the Closing Date, as set forth on Exhibit A attached hereto. Each payment of any cash portion of the Earn-Out Payment shall be made by check or by wire transfer if requested.

         (d) The Earn-Out Payment, if any, payable with respect to the Earn-Out Period shall be accompanied by a statement (the "Earn-Out Payment Statement") setting forth in reasonable detail TALX's calculation of the after-tax earnings of the Company during the Earn-Out Period and the calculation of the amount of the Earn-Out Payment. TALX shall provide to Representative, for his review and comments, a preliminary draft of the Earn-Out Payment Statement at least fifteen
(15) days prior to the Earn-Out Payment Date. If no Earn-Out Payment is payable, TALX shall furnish the Earn-Out Payment Statement to the Representative within 30 days following the end of such Earn-Out Period. If within fifteen (15) days after the delivery of the Earn-Out Payment Statement to the Representative, the Representative has not given written notice to TALX disputing such statement and indicating the basis of such dispute, TALX shall thereafter pay the Earn-Out Payment in accordance with this Agreement. In the event TALX receives such notice of dispute within such 15-day period, the Representative, the Company and TALX will use their best efforts to settle the dispute within thirty (30) days after the giving of such notice. Any dispute unresolved after such 30-day period shall be submitted to a national public accounting firm (other than TALX's accounting firm) satisfactory to the Representative and to TALX for binding arbitration solely with respect to the amount (but not the validity) of the claim. The decision of such accounting firm with respect to such dispute shall be final and binding on the parties hereto. TALX or the Shareholders shall make any further payments, plus interest from the date of the Earn-Out Payment Date, required in order to comply with such decision within ten (10) days after such decision is rendered. If, as a result of such arbitration, TALX is required to pay to the Shareholders an aggregate amount greater than 10% of the Earn-Out Payment set forth on the Earn-Out Payment Statement, TALX shall pay the cost of the arbitration. Otherwise, the Shareholders shall pay the cost of the arbitration. The Company shall maintain its books and records in a manner which will facilitate its calculation of the Earn-Out Payment and the review by TALX and the Representative of Earn-Out Payment Statement.

         2.8 Tax Loss Carry-Forward Payment. TALX shall also pay to the Shareholders 75% of the lesser of (i) the actual amount of the tax loss carry-forward utilized by TALX during the Earn-Out Period or (ii) all pre-tax earnings generated by the Company (as the surviving corporation under the Merger) for the Earn-Out Period, calculated in accordance with GAAP on a stand-alone basis, giving no effect to any utilization of net operating loss carry-forwards, and in accordance with Schedule 2.7(b) attached hereto (the "Tax Loss Carry-Forward Payment"). TALX, in its sole discretion, subject to Sections 2.13 and 2.14, may pay the Tax Loss Carry-Forward Payment, if any, to the Shareholders in either TALX Common Stock or in cash. Any TALX Common Stock transferred to the Shareholders in satisfaction of the Tax Loss Carry-Forward Payment shall be valued based upon the weighted average per share trading price of every transaction of TALX Common Stock over the course of the ten consecutive full trading days ending with the third full trading day immediately preceding the first anniversary of the Closing.

         2.9 Articles of Incorporation and Bylaws of the Surviving Corporation; No Further Rights. The Articles of Incorporation and Bylaws of the Surviving Corporation shall be as set forth in Exhibits D and E, respectively. From and after the Effective Time, none of the Company Common Stock, the Company Preferred Stock, the Company Warrants and the Company Options shall be deemed to be outstanding, and holders of certificates shall cease to have any rights with respect thereto, except as provided herein.

         2.10 Directors and Officers of the Surviving Corporation. The directors and officers set forth on Schedule 2.10 shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until their earlier death, resignation or removal.

         2.11 Closing Deliveries.

         (a) At the Closing, the Company shall make or cause to be made the following deliveries to TALX:

                  (i) a certificate or certificates evidencing all of the shares of Company Stock set forth next to such Shareholder's name on Exhibit A, free and clear of all Liens and restrictions;

                  (ii) an opinion of Haynes and Boone LLP, counsel to the Company, dated the Closing Date, in the form attached as Exhibit F;

                  (iii) the employment agreement in the form attached as Exhibit G (the "Herrmann Employment Agreement"), duly executed by Herrmann;

                  (iv) counterparts of the registration rights agreement in the form attached as Exhibit M (the "Registration Rights Agreement"), duly executed by each Shareholder;

                  (v) the Escrow Agreement, duly executed by the Company and each Shareholder;

                  (vi) the Merger Documents, duly executed by the Company, as appropriate;

               (vii) a certificate of existence of the Company from the Secretary of State of the State of Texas, and a certificate of good standing from the Comptroller of Public Accounts of the State of Texas, each dated within five days of the Closing Date;

               (viii) a copy, certified by the Secretary of the Company to be true, complete and correct as of the Closing Date, of the articles of incorporation and bylaws of the Company and all resolutions, authorizations, consents, approvals and/or ratifications of the Board of Directors of the Company and of the Shareholders of the Company required for the authorization of the Company to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of the Company executing any document to be delivered to TALX and shall be deemed a representation and warranty of the Shareholders under this Agreement;

               (ix) a written resignation from each member of the Board of Directors and each officer of the Company listed on Schedule 2.11(a)(ix);

               (x) a receipt from each Shareholder for the shares of TALX Common Stock to which each Shareholder is entitled pursuant to Section 2.5;

               (xi) all consents and approvals necessary to insure that the Surviving Corporation will continue to have the same full rights in respect to the Company's business as the Company had immediately prior to the consummation of the transaction contemplated hereunder;

               (xii) evidence satisfactory to TALX in its sole discretion that all of the shares of Company Preferred Stock, Company Warrants and Company Options have been converted or exchanged for Company Common Stock;

               (xiii) evidence satisfactory to TALX in its sole discretion that each Shareholder is an "accredited investor" as that term is defined in Regulation D, by completing the "Accredited Investor Questionnaire" attached hereto as Exhibit H, or that such Shareholder has, either alone or with such Shareholder's "purchaser representative," as defined in Regulation D, sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks associated with the purchase of the TALX Common Stock issuable in the Merger and to make an informed investment decision with respect to such purchase, by completing the "Non-Accredited Investor Questionnaire" attached hereto as
     Exhibit I, and that such Shareholder makes the investment representations attached hereto as Exhibit J; and

               (xiv) all minute books and other corporate records.

          (b) At the Closing, TALX shall make or cause to be made the following deliveries:

               (i) to each Shareholder, a certificate evidencing the shares of TALX Common Stock to which each Shareholder is entitled pursuant to Section 2.5;

               (ii) to the Escrow Agent, a certificate evidencing the shares of TALX Common Stock comprising the Escrow Deposit;

               (iii) to the Company, an opinion of Bryan Cave LLP, counsel to TALX and Mergersub, dated the Closing Date, in the form attached as Exhibit K;

               (iv) to Herrmann, the Herrmann Employment Agreement, duly executed by the Surviving Corporation;

               (v) to each Shareholder, a counterpart of the Registration Rights Agreement;

               (vi) to the Company, the Escrow Agreement, duly executed by TALX;

               (vii) to the Company, the Escrow Agreement, duly executed by the Escrow Agent;

               (viii) to the Company, the Merger Documents, duly executed by TALX, as appropriate;

               (ix) to the Company, a certificate of good standing of TALX, dated within five days of the Closing Date, from the Secretary of State of the State of Missouri; and

               (x) to the Company, a copy, certified by the Secretary of TALX to be true, complete and correct as of the Closing Date, of the articles of incorporation and bylaws of TALX and all resolutions, authorizations, consents, approvals and/or ratifications of the Board of Directors of TALX required for the authorization of TALX to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Such certificate shall also contain a certification of the incumbency and genuineness of the signatures of the officers of TALX executing any document to be delivered to the Company and shall be deemed a representation and warranty of TALX under this Agreement.

          2.12 Appointment of Shareholders' Representatives. The Shareholders hereby appoint Herrmann and Bret Maxwell, and each of Herrmann and Bret Maxwell hereby accepts such appointment as the "Representatives," in accordance with the Shareholder Representatives Agreement substantially in the form attached hereto as Exhibit L. The Representatives shall, and shall have full power and authority to, act on behalf of the Shareholders (a) in connection with all matters relating to this Agreement, including without limitation, the receipt and delivery at the Closing of certificates or other documents and the negotiation, determination and settlement of all matters arising hereunder, including the giving and receipt of notices by or on behalf of the Shareholders, and (b) in connection with all matters relating to the Escrow Agreement, including without limitation, the receipt and delivery of the Escrow Funds due to the Shareholders upon termination of the Escrow Agreement, if any, and the negotiation, determination and settlement of all matters arising under the Escrow Agreement. The Representatives shall be entitled to reimbursement from the Shareholders of all reasonable expenses incurred in the performance of their duties as Representatives under this Agreement and the Escrow Agreement, including, but not limited to, the right to employ financial advisors and other agents to undertake or to assist in the assessment, arbitration, litigation and/or settlement of any such claims; provided, however, that neither TALX nor the Surviving Corporation shall have any obligation or liability for such expenses or payment of any fees of the Representatives. The Representatives are expressly authorized to rely upon the advice of such consultants and agents. By giving notice to both of the Representatives in the manner provided by Section
13.1 and by giving notice to both of the Representatives in the manner provided in the Escrow Agreement, TALX shall be deemed to have given notice to all of the Shareholders hereunder and under the Escrow Agreement, as applicable, and any action taken by the Representatives, acting jointly, hereunder or under the Escrow Agreement may be considered by TALX to be the action of each Shareholder for whom such action was taken for all purposes of this Agreement or the Escrow Agreement, as applicable. In the event a Representative dies or is unable or refuses to serve, the Shareholders will promptly notify TALX in writing of the designation by them of a successor to act as Representative hereunder and under the Escrow Agreement.

          2.13 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. The parties agree that in no event shall the aggregate amount of cash paid by TALX, if any, to the Shareholders in connection with the Merger exceed 19.50% of the aggregate dollar amount of the Initial Consideration, the Earn-Out Payment and the Tax Loss Carry-Forward Payment under Sections 2.5, 2.7 and 2.8, taken together.

          2.14 Limitation on Number of Shares of TALX Common Stock. The parties agree that in no event shall the aggregate number of shares of TALX Common Stock paid by TALX to the Shareholders in the Initial Consideration, the Earn-Out Payment and the Tax Loss Carry-Forward Payment under Sections 2.5, 2.7 and 2.8, taken together, exceed 1,800,000 shares.


                                  ARTICLE III.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


          The Company makes the following representations and warranties to TALX and the Surviving Corporation, each of which is true and correct on the date hereof and each of which shall survive the Closing as provided in Section 11.4. The Schedules hereto shall be arranged corresponding to the Sections contained in this Article III, and the disclosures in any Schedule shall qualify only the corresponding Section in this Article III.

          3.1 Corporate Organization, Qualification and Power. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. The Company has all requisite corporate power and authority to own, lease and use its assets and properties and to conduct the business as it is now being conducted and holds all authorizations, licenses and permits necessary and required therefor. The Company is duly licensed and qualified to do business as a foreign corporation and is in good standing in the state(s), countries or other jurisdictions listed on Schedule 3.1, those being the only jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the Company.

          3.2 No Subsidiaries. The Company does not, directly or indirectly, own or have the right or the obligation to acquire any capital stock or other equity interest in any other corporation, partnership, joint venture or other entity.

          3.3 Capitalization and Related Matters. The authorized capital stock of the Company consists solely of 9,000,000 shares of Company Common Stock, 699,927 shares of which are issued and outstanding, as of the date hereof, and 1,000,000 shares of Company Preferred Stock, of which 500,000 shares have been authorized and designated as "Series A Preferred Stock," 299,998 shares of which are issued and outstanding, as of the date hereof. In addition, there are issued and outstanding Company Options to purchase a total of 190,500 shares of Company Common Stock, Company Warrants to purchase 48,000 shares of Common Stock, and accrued but unpaid dividends on the Series A Preferred Stock in the form of 79,969 shares of Series A Preferred Stock. All of the shares of Company Common Stock and Company Preferred Stock were duly authorized and validly issued and are fully paid and non-assessable and free of any preemptive rights. The Company Warrants and the Company Options have been duly authorized. Except for the Company Warrants, the Company Options, the accrued dividends on the Series A Preferred Stock and for TALX's rights hereunder, there are no outstanding other securities of the Company or rights or options to acquire securities of the Company, and the Company is not subject to any obligation to issue, deliver, redeem, or otherwise acquire or retire the Company Stock. During the last two preceding years, the Company has not redeemed or reacquired any shares of the Company Stock or made any change in the Company Stock outside the Ordinary Course of business.

          3.4 Ownership of Capital Stock; Enforceability; Noncontravention.

               (a) Exhibit A lists each Shareholder and the number of shares of Company Stock owned by him or her as of the date hereof and the number of shares of Company Common Stock into which any shares of the Company Preferred Stock, Company Warrants and Company Options are convertible. Each Shareholder is the sole holder of record and beneficial owner of all the shares of Company Stock attributed to him or her on Exhibit A, with all rights to vote such shares without restriction. Except as set forth in Schedule 3.4, each Shareholder owns such Shares free and clear of any Liens.

               (b) The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company has been duly authorized by all requisite action on the part of its board of directors and the Shareholders. This Agreement constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms.

               (c) Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereunder will contravene, conflict with or result in any breach of any provision of the articles of incorporation or bylaws of the Company or of any resolution adopted by the Shareholders, the board of directors or any committee of the board of directors of the Company. The Company is not a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, Lien, Contract or other instrument or obligation or any Law or Order of any Court, Government entity, arbitrator, mediator or similar body, franchise or license, which would (i) conflict with or be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by it of this Agreement or (ii) prevent the carrying out of the transactions contemplated hereby. No waiver or consent of any third Person or Governmental authority is required for the execution by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except for the filing of the Merger Documents. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Liens against the Company or any of its properties or assets.

          3.5 Financial Statements.

               (a) Set forth on Schedule 3.5(a) are (i) the balance sheets of the Company as of December 31, 2000, December 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, and the related statements of operations and cash flows for the fiscal years then ended, and all notes and schedules thereto, and (ii) the balance sheet of the Company as of April 30, 2001 ("Balance Sheet") and the related statements of operations and cash flows for the four month period then ended, together with any notes or schedules thereto ((i) and (ii) together, the "Financial Statements"). The Financial Statements, (i) present fairly the consolidated financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated, and (ii) have been prepared in accordance with GAAP applied consistently.

               (b) Set forth on Schedule 3.5(b) are the balance sheets of the Company as of March 31, 2001, March 31, 2000, March 31, 1999, March 31, 1998 and March 31, 1997, and the related statements of operations and cash flows for the three month period for each year, and all notes and schedules thereto (the "Merger Financial Statements"). The Merger Financial Statements (i) were derived from the books and records of the Company, (ii) to the Company's knowledge, present fairly the consolidated financial position, results of operations, and cash flows of the Company at the dates and for the periods indicated, and (iii) have been prepared on a basis consistent with previous periods.

          3.6 Books and Records. The books of account, stock record books, minute books, bank accounts, and other corporate records of the Company are true, correct, and complete in all material respects, have been maintained in accordance with good business practices, and the matters contained therein are accurately reflected in the Financial Statements to the extent appropriate. True, complete and correct copies of the Company's Articles of Incorporation and Bylaws shall be delivered to TALX at the Closing.

          3.7 No Undisclosed Liabilities. The Company does not have any liabilities or obligations whatsoever, whether known or unknown, accrued, absolute, contingent, unliquidated or otherwise, and there is no basis for any such liability or obligation or any claim in respect thereof, other than:

               (a) to the extent reflected on the liability side of the Balance Sheet;

               (b) liabilities or obligations incurred in the Ordinary Course of business since the date of the Balance Sheet (none of which will or may reasonably be expected to have an adverse effect upon the Company) that are not required to be set forth in a Schedule hereto;

               (c) obligations for performance (but not for breach) under Contracts; and

               (d) the other obligations and liabilities specifically disclosed on Schedule 3.7.


          3.8 Taxes.

               (a) The Company has timely filed or caused to be filed with the appropriate Government entity all Returns. All Returns, as the same may have been amended, are true, correct, and complete. There are no grounds for assertion of any understatement penalty under Section 6661 of the Code (prior to repeal) or Section 6662 of the Code. Schedule 3.8 lists all Returns for periods up to and including the Closing Date (whether the period ends on such date) which have not been filed on or before the Closing Date.

               (b) Except as set forth on Schedule 3.8, all Taxes (whether or not reflected in Returns as filed) payable by the Company with respect to all periods reflected on Returns have been timely and fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against the Company or its assets with respect to such periods. There are no audits of any Returns of the Company pending or, to the Company's knowledge, threatened. There is no waiver or tolling of any statute of limitations in effect with respect to any Returns.

               (c) All unpaid Taxes for all periods up to and including the Closing Date are properly accrued on the books of the Company.

               (d) There are no Liens for Taxes upon any assets of the Company, except Liens for Taxes not yet due and payable.

               (e) True, correct and complete copies of all income Returns, Tax examination reports and statements of deficiencies assessed against, or agreed to with respect to the Company with respect to the last four years with the Internal Revenue Service or any taxing authority have been delivered to TALX.

               (f) The Company is not and never has been a member of an Affiliated Group.

               (g) None of the assets of the Company were acquired in a reorganization within the meaning of Section 368(a) or a liquidation qualifying under Sections 332 and 337 of the Code.

               (h) The Company has complied with all Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or any similar provision under foreign Law), and has timely and properly withheld from the appropriate party and paid over to the proper Government all amounts required to be withheld and paid over under applicable Law.

               (i) The Company has not entered into any compensatory agreements with respect to the performance of services that payment thereunder would result in a nondeductible expense to the Company pursuant to Section 280G of the Code or an excise Tax to the recipient of such payment pursuant to Section 4999 of the Code.

               (j) The Company is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. None of the Company's property or assets have been financed with or directly or indirectly secure any industrial revenue bonds or debt the interest on which is tax-exempt under
Section 103(a) of the Code. The Company is not a borrower or guarantor of any outstanding industrial revenue bonds, and is not a tenant, principal user or related Person to any principal user (within the meaning of Section 144(a) of the Code) of any property which has been financed or improved with the proceeds of any industrial revenue bonds.

               (k) The Company is not a real property holding company within the meaning of Section 897(c) of the Code, and the Company shall so certify upon TALX's request.

               (l) Subject to any changes required as a result of the Company utilizing the cash method of accounting, the Company is not required to include in income any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by the Company and the Internal Revenue Service has not proposed any such adjustment or change in accounting method. The Company has no pending private letter ruling request with the Internal Revenue Service.

               (m) None of the property owned by the Company is tax-exempt use property within the meaning of Section 168(h) of the Code.

               (n) No consent has been filed relating to the Company pursuant to
Section 341(f) of the Code.

               (o) The Company is not a partner in any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for federal income Tax purposes.

               (p) Other than as a result of this transaction, none of the Company' s Tax attributes, if any, is subject to the limitations of Sections 382, 383 or 384 of the Code or Temporary Treasury Regulation Sections 1.1502-15T or 1.1502-21T(c).

               (q) Schedule 3.8 hereto sets forth the Company's cost as of December 31, 2000 and accumulated depreciation and adjusted Tax bases for federal income Tax purposes in its assets, each as of December 31, 2000. Such
Schedule is true and complete in all material respects.

               (r) The Company is not a party to or bound by any Affiliated Group consolidated return Tax allocation agreement, Tax sharing agreement or Tax indemnification agreement.

               (s) The Company is not liable for Taxes to any foreign taxing authority and does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country.

               (t) All elections with respect to Taxes affecting the Company as of the date hereof are set forth in Schedule 3.8. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes of the Company or affecting the Company shall be made after the date of this Agreement without the prior written consent of TALX, which consent shall not be unreasonably withheld.


          3.9 Assets and Real Property.

               (a) Except as set forth on Schedule 3.9(a), the Company is the sole owner of all right, title, and interest in and to all assets reflected on the Balance Sheet (the "Assets") and all other assets and property, real and personal, tangible and intangible, owned or leased by the Company (collectively, and together with the Assets, the "Property"), and there exists no restriction on the use or transfer of the Property. No Property is in the possession of others and the Company holds no property on consignment. The Company has good and marketable, valid or indefeasible title to, or a valid leasehold interest in, all Property, free and clear of all Liens, other than Permitted Liens. Upon the Closing, good and marketable, valid or indefeasible title to the Property shall continue to be vested in the Company free and clear of all Liens, other than Permitted Liens.

               (b) All of the tangible Property has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it is presently used and proposed to be used.

               (c) The Company does not own, and has not at any time owned, either directly or indirectly, any real property, including, without limitation, buildings, plants, warehouses, facilities and other improvements and fixtures on any real property and appurtenances to any real property ("Real Property"). Except as shown on Schedule 3.9(c), the Company does not lease, and has not at anytime leased, any Real Property under a lease that can be considered an operating lease for financial accounting purposes under GAAP. The Company is not, and has never, constituted an operator or owner of a facility from which there has been a release of a Hazardous Substance, as such term is defined in CERCLA that would give rise to liability under CERCLA. Set forth on Schedule 3.9(c) hereto is a description of each lease under which the Company is the lessee of any real property. The Company has made available to TALX a true, correct and complete copy of each lease identified on Schedule 3.9(c). The premises or property described in said leases are presently occupied or used by the Company as lessee under the terms of such leases, and such leases are valid and in full force and effect. Except as set forth on Schedule 3.9(c), all rentals due under such leases have been paid, and there exists no default by the Company or, to the best of the Shareholders' and the Company's knowledge, by any other party to such leases under the terms of such leases, and no event has occurred which, upon passage of time or the giving of notice, or both, would result in any event of default by the Company or, to the best of the Shareholder's and the Company's knowledge, by any other party to such leases, or prevent the Company from exercising and obtaining the benefits of any rights or options contained therein.

          3.10 Necessary Property and Transfer of Assets. The Property constitutes all property and property rights now used, useful or necessary for the conduct of the Company's business in the manner and to the extent presently conducted or planned by the Company. There exists no condition, restriction or reservation affecting the title to or utility of the Property or that would prevent the Company from enforcing its rights with respect to the Property after the Closing to the same full extent that it might continue to do so if the sale and transfer contemplated hereby did not take place.

          3.11 Accounts Receivable. Set forth on Schedule 3.11 are a list of all the accounts receivable of the Company and an aging schedule relating thereto, each as of the date of the Balance Sheet. Such accounts receivable are, and any accounts receivable arising between such date and the Closing Date (collectively, the "Accounts Receivable") will be, valid and subsisting, and all such Accounts Receivable arose or will have arisen in the Ordinary Course of business of the Company. [Except as set forth on Schedule 3.11,] the Accounts Receivable are not and will not be on the Closing Date subject to any counterclaim, set-off, defense, security interest, claim, or other encumbrance. Except to the extent paid in full prior to Closing, the Accounts Receivable are and will be current and collectible and will be paid in full, net of reserves, on or before the end of the Earn-Out Period. No agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any Accounts Receivable.

          3.12 Inventories. All inventories held by the Company at any location are valued on the Financial Statements in accordance with the principles set forth on Schedule 3.12.

          3.13 Contracts and Commitments. Except as set forth on Schedule 3.13, the Company is not a party to or otherwise obligated under any of the following, whether written or oral:

               (a) Any single Contract or purchase order providing for an expenditure by the Company in excess of $10,000, including without limitation, any Contract pursuant to which the Company is the lessee or sublessee of, or holds or operates, any personal property, Contracts or purchase orders with the same or affiliated vendor(s) providing for an expenditure by the Company in excess of $10,000 or Contracts or purchase orders with a term longer than twelve months.

               (b) Any other Contract providing for an expenditure by the Company for the purchase of real property.

               (c) Any Contract, bid or offer to sell products or to provide services to third parties which (i) the Company knows or has reason to believe is at a price which would result in a net loss on the sale of such products or provision of such services or (ii) contains terms or conditions the Company cannot reasonably expect to satisfy or fulfill in whole or in part.

               (d) Any Contract pursuant to which the Company is the lessor or sublessor of, or permits any third party to operate, any real or personal property.

               (e) Any revocable or irrevocable power of attorney granted to any Person for any purpose whatsoever.

               (f) Any loan agreement, indenture, promissory note, conditional sales agreement, mortgage, security agreement, letter of credit arrangement, guarantee, endorsement, assumption, indemnity, surety, foreign exchange Contract, accommodation or other similar type of agreement.

               (g) Any arrangement or other agreement which involves (i) a sharing of profits, (ii) future payments of $10,000 or more per annum to other Persons, or (iii) any joint venture, partnership or similar Contract or arrangement.

               (h) Any sales agency, sales representation, distributorship or franchise agreement.

               (i) Any Contract providing for the payment of any cash or other benefits upon the sale or change of control of the Company or a substantial portion of its assets.

               (j) Any Contract prohibiting competition, prohibiting the Company or its employees from freely engaging in any business anywhere in the world, or prohibiting the disclosure of trade secrets or other confidential or proprietary information.

               (k) Any Contract or commitment not made in the Ordinary Course of business.

               (l) Any material Tax election.

               (m) Any Contract pursuant to which the Company has acquired or disposed of or has agreed to acquire or dispose of any securities of any business, product line or the like.

               (n) Any agreement concerning inventions and proprietary rights.

               (o) Any other Contract or commitment which is not cancelable without penalty on 30 days notice or less and which is not specifically described on any other Schedule to this Agreement.

          3.14 Customer Contracts. The Company has delivered true, correct and complete copies of all customer service contracts, including, without limitation, service bureau agreements and other Contracts for development, application, consulting, implementation or other services or licenses, to which the Company is a party (a "Customer Contract"). Schedule 3.14 sets forth all Customer Contracts of the Company, including the expiration date, and the outstanding payments due to the Company under each Customer Contract if such payments exceed $10,000 per year either individually or in the aggregate, if in a series of related transactions or with respect to one or more related entities. Except as set forth in Schedule 3.14, the Company is not a party to any customer contract, including Contracts for development, application, consulting, implementation or other services or licenses. On the Closing Date,
Schedule 3.14 shall set forth all Customer Contracts of the Company as of the Closing Date. Set forth on Schedule 3.14 is a list of all retainers or prepayments required or paid under any Customer Contract as of the date hereof and which, if already paid, represents partial or complete compensation for work not yet performed. There are no obligations of the Company, in writing or otherwise, to perform any material services, including, without limitation, for future releases or additional capability for any product of the Company.

          3.15 Validity of Contracts. Each Contract, including each Customer Contract, is a valid, binding and enforceable obligation of the Company and the other parties thereto in accordance with its terms and conditions. Neither the Company nor any other party to a Contract, including a Customer Contract, is in default under or in violation of such Contract, and, to the Company's knowledge, there are no disputes with regard to any Contract. No event has occurred which, with the passage of time or the giving of notice, or both, would constitute, and neither the execution of this Agreement nor the Closing hereunder do or will constitute or result in, a default under or a violation of any Contract, including a Customer Contract, by the Company or any other party to such Contract or would cause the acceleration of any obligation of any party thereto or the creation of a Lien upon any Property or the Shares, or would require any consent thereunder. The Company has delivered to TALX a true, complete and accurate copy of each written Contract, and each Customer Contract, required to be disclosed on Schedule 3.13 and Schedule 3.14 and a true, complete and accurate description of each oral Contract required to be disclosed on Schedule 3.13, and none of such Contracts, including the Customer Contracts, has been modified or amended in any respect, except as reflected in such disclosure to TALX.

          3.16 Intellectual Property.

               (a) The Company owns or has the right to use all Intellectual Property necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation immediately following the Closing on substantially identical terms and conditions as it was immediately prior to the Closing and, except as specified in Schedule 3.16, the Surviving Corporation shall have no obligation to pay any fees, royalties or other amounts at any time in respect of such Company Intellectual Property. The Company has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property. No other Person has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Schedule 3.16), and no other Person is infringing, violating or misappropriating any of the Company Intellectual Property. Schedule 3.16 lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company.

               (b) None of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person. None of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any Person. Schedule
3.16 lists any complaint, claim or notice, or written threat thereof, received by the Company alleging any such infringement, violation or misappropriation; and the Company has provided to TALX complete and accurate copies of all written documentation in the possession of the Company relating to any such complaint, claim, notice or threat. The Company has provided to TALX complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

               (c) Schedule 3.16 identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as set forth on Schedule 3.16, the Company has made no commitment, agreement or understanding, verbally or in writing, to any other party for the use of the Company's web site or license of any of its content after the date of this Agreement.

               (d) Schedule 3.16 identifies each item of Company Intellectual Property that is owned by a party other than the Company, and the license or agreement pursuant to which the Company uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

               (e) Except as disclosed in Schedule 3.16, the Company has not entered into any agreement under which the Company is restricted, and is not otherwise restricted, (i) from selling, licensing or otherwise distributing any products to any class or type of customers or through any type of channel in any geographic area or during any period of time, or (ii) from combining, incorporating, embedding or bundling or allowing others to combine, incorporate, embed or bundle any of its products with those of another party.

               (f) The Company owns or has the right to use the source code for any of the software owned by the Company (the "Software"), and the Company's employees are capable of maintaining and upgrading all Software applications. The Company has not disclosed the source code for any of the Software or other confidential information constituting, embodied in or pertaining to the Software to any Person, except pursuant to the agreements listed in Schedule 3.16, and the Company has taken reasonable measure to prevent disclosure of such source code.

               (g) No other Person has rights to the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables.

               (h) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors, are Year 2000 compliant and conform in all material respects to the written documentation and specifications therefor.

               (i) The Company uses and has used its best efforts to protect the computer software included in the Company Intellectual Property from containing or transmitting any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" (as these terms are commonly used in the computer software industry), or other software routines designed to permit unauthorized access, to disable or erase software or data, or to perform any other similar type of functions.

               (j) No Government funding or university or college facilities were used in the development of the computer software programs or applications owned by the Company.

               (k) The Company has made no material oral or written representations or warranties with respect to its products or services, other than in the Ordinary Course of business.

          3.17 Litigation. Except as set forth on Schedule 3.17, (a) there is no, and there has not been any, suit, claim, litigation, proceeding (administrative, judicial, or in arbitration, mediation or alternative dispute resolution), Government or grand jury investigation, or other action (any of the foregoing, "Action") pending or, to the best knowledge of the Company, threatened against the Company or involving its business, any of its Property, or, in connection with its business, any of its Shareholders, directors, officers, agents, or other personnel, including without limitation any Action challenging, enjoining, or preventing this Agreement or the consummation of the transactions contemplated hereby; (b) the Company is not and has not been subject to any Order other than Orders of general applicability; and (c) the Company has never been or been threatened to be a party or subject to any Action or Order relating to personal injury, death, or property or economic damage arising from products or services of the Company.

          3.18 Insurance.

               (a) Set forth on Schedule 3.18 is a list of all insurance policies and bonds in force covering or relating to the properties, operations or personnel of the Company. All of such insurance policies are in full force and effect, and the Company is not in default with respect to any of its obligations under any of such insurance policies.

               (b) The Company currently maintains: (i) general comprehensive liability insurance against such risks as are customarily insured against by companies similar to the Company and in at least such amounts as are usually carried by Persons engaged in the same or a similar business, and (ii) insurance as required by Law or under any agreement to which the Company is or has been a party, including, without limitation, unemployment and workers' compensation coverage.

          3.19 Absence of Certain Changes. Since December 31, 2000, except as set forth on Schedule 3.19 hereto, there has not been:

               (a) Any material adverse change in the business, condition, financial or otherwise, operations, or prospects of the Company, or the condition of the Property, and no such change will arise from the consummation of the transactions contemplated hereby;

               (b) Any declaration, setting aside, or payment of any dividend or any distribution (in cash or in kind) to any shareholder of the Company with respect to any securities of the Company, or any direct or indirect redemption, purchase, or other acquisition by the Company of any of its securities;

               (c) Any increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any shareholder, director, officer, agent, or employee of the Company, or in any benefits granted under any Plan with or for the benefit of any such shareholder, director, officer, agent, or employee (other than increases in wages or salaries required under existing Contracts listed on Schedule 3.13 or otherwise not unusual in timing, character or amount made in the Ordinary Course of business to employees);

               (d) Any transaction entered into or carried out by the Company other than in the Ordinary Course of business;

               (e) Any borrowing or incurrence of any other indebtedness, contingent or other, by or on behalf of the Company, other than in the Ordinary Course of business;

               (f) Any modification or termination of any Contract or any material term thereof or any Government license, permit or other authorization;

               (g) Any purchase by the Company of capital assets, other than in the Ordinary Course of business;

               (h) Any abandonment or lapse of any Intellectual Property;

               (i) Any acquisition of or investment in (by merger, exchange, consolidation, purchase or otherwise) any corporation or partnership or interest in any business organization or entity, or acquisition of any assets outside of the Ordinary Course of business or which are material, individually or in the aggregate, to the Company;

               (j) Any waiver of any claims or rights of a material nature;

               (k) Any disclosure of any confidential or proprietary information to any Person other than TALX and TALX's representatives, agents, attorneys and accountants or the Company's own employees in the Ordinary Course of business;

               (l) Any material change in the conduct of the Company's business, or any change in its methods of purchase, sale, lease, management, marketing, promotion or operation, or any delay or postponement of the payment of accounts payable or other liabilities;

               (m) Any change in any method of accounting or accounting policies of the Company, other than those required by GAAP, or any write-down in the accounts receivable of the Company other than in the Ordinary Course of business;

               (n) Any action taken that will or may reasonably be expected to cause or constitute a breach of any provision of this Agreement; or

               (o) Any binding commitment or agreement by the Company to do any of the foregoing items (b) through (o).

          3.20 No Breach of Law or Governing Document; Licenses and Permits; Legal Compliance.

               (a) The Company is not and has not been in default under or in breach or violation of any applicable Law, convention, or the provisions of any Government permit, franchise, or license, or any provision of its constituent documents. The Company has never received any notice alleging such default, breach or violation. Neither the execution of this Agreement nor the Closing do or will constitute or result in any such default, breach or violation.

               (b) The Company holds all licenses or permits required to conduct its business as presently conducted by it, and each such license or permit is valid, in full force and effect, and listed on Schedule 3.20. Neither the execution of this Agreement nor the Closing do or will constitute or result in a default under or violation of any such permit or license.

               (c) The Company and the conduct and operations of its business, are in compliance with each applicable Law of any Government or any Governmental entity, except where the failure to comply would not have a material adverse effect on the Company.

          3.21 Transactions with Related Persons; Outside Interests.

               (a) Except as set forth on Schedule 3.21, no Shareholder, director, officer, employee or Affiliate of the Company or any individual related by blood, marriage or adoption to any such individual or any entity in which any such individual or entity owns any beneficial interest, is a party to any agreement, Contract, commitment or other form of transaction or arrangement, written or oral, with the Company or has any interest in any of the Property, except as specifically disclosed in a Schedule to this Agreement.

               (b) Except as set forth on Schedule 3.21, no Shareholder, director, officer, employee or Affiliate of the Company has any direct or indirect financial interest in any competitor with or supplier or customer of the Company; provided, however, that for this purpose ownership of corporate securities having no more than 2% of the outstanding voting power of any competitor, supplier or customer, which securities are listed on any national securities exchange or authorized for quotation on the Nasdaq National Market, shall not be deemed to be such a financial interest, provided that such Person has no other connection or relationship with such competitor, supplier or customer.

          3.22 Bank Accounts of the Company. Set forth on Schedule 3.22 is a list of the locations and numbers of all bank accounts, investment accounts and safe deposit boxes maintained by the Company, together with the names of all Persons who are authorized signatories or have access thereto or control thereunder.

          3.23 Environmental Matters. All Environmental Property, all current and previous conditions on and uses of the Environmental Property, and all current and previous ownership and operations of the Environmental Property and the Company (including without limitation transportation and disposal of Hazardous Materials by or for the Company) comply with and have at all times complied with Environmental Laws, and do not cause, have not caused, and will not cause a Claim of Liability to be incurred by the Company under any Environmental Law. The Company is not in violation of and has not violated any Environmental Law. There are and have been no (a) Hazardous Materials stored, disposed of, generated, manufactured, refined, transported, produced, or treated at, upon, or from the Environmental Property in violation of Environmental Laws;
(b) asbestos fibers or materials or polychlorinated biphenyls on or beneath the Environmental Property; or (c) underground storage tanks on or beneath the Environmental Property in violation of Environmental Laws. The Company has no reviews, audits, reports, or other analyses concerning the Environmental Property.

          3.24 Officers, Directors, Employees, Consultants and Agents; Compensation.

               (a) Set forth on Schedule 3.24(a) is a complete list of: (i) all current directors of the Company, (ii) all current officers (with office held) of the Company, (iii) all employees (active or other) of the Company, (iv) all current paid consultants to the Company, and (v) all retirees and terminated employees of the Company for which the Company has any benefits responsibility or other continuing or contingent obligation; together, in each case, with the current rate of compensation (if any) payable to each and any paid vacation time owing to such Person, any incentive or bonus payment obligations and the date of employment of each such Person.

               (b) Except as set forth on Schedule 3.24(b): (i) the Company is not indebted to any of its officers, directors, employees or consultants except for amounts due as normal salaries, wages, employee benefits and bonuses and in reimbursement of ordinary expenses on a basis consistent with past practices; and (ii) no officer, director, employee or consultant of the Company is indebted to the Company except for advances for ordinary business expenses on a basis consistent with past practices.

               (c) All payments to agents, consultants and others made by the Company or by a Shareholder in connection with the Company have been in payment of bona fide fees and commissions and not as bribes or as otherwise illegal or improper payments. All such payments have been made directly to the parties providing the services for which such payments were made, and no such payment has been paid in a manner intended to avoid currency controls or any party's Tax reporting or payment obligations. The Company has properly and accurately reflected on its books and records: (i) all compensation paid to and perquisites provided to or on behalf of its agents and employees; and (ii) all compensation and perquisites that are due and payable to such Persons, but which have not been paid or provided at the Closing Date. Such compensation and perquisites have been properly and accurately disclosed in the Financial Statements and other public or private reports, records or filings of the Company, to the extent required by Law.

          3.25 Labor Matters.

               (a) The Company is not and has not been a party to any collective bargaining, works council, union representation or similar agreement or arrangement.

               (b) The Company is not and has not engaged in any unfair labor practice.

               (c) There is no labor strike, dispute, slowdown, or stoppage pending or, to the best knowledge of the Company, threatened against the Company.

               (d) No right of representation exists respecting the Company's employees.

               (e) No collective bargaining agreement is currently being negotiated and no organizing effort is currently being made with respect to the Company's employees.

               (f) Neither the Company nor any of its agents, representatives or employees has committed any unfair labor practice, as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against the Company by the National Labor Relations Board, any state or local labor or employment agency or any representative thereof, and the execution or consummation of this Agreement will not result in any such charge or complaint.

          3.26 Employee Benefit Matters.

               (a) Except for the Company's stock option plan set forth on
Schedule 3.26, the Company does not have outstanding and is not a party to or subject to liability under any Plans.

               (b) The Company (i) has not made any contributions to any multi-employer plan (as defined in ERISA) or to any pension plan subject to the minimum funding standards of ERISA or Title IV of ERISA, (ii) has never been a member of a controlled group which contributed to any such Plans and (iii) has never been under common control with an employer which contributed to any such Plans.

               (c) Except as set forth on Schedule 3.26(c), the consummation of the transaction contemplated by this Agreement, other than by reason of actions taken by TALX following the Closing, will not (i) entitle any current or former Company employee to severance pay, unemployment compensation or any other payment, (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any current or former Company employee, or (iii) give rise to the payment of any amount that would not be deductible pursuant to Code
Section 280G.

          3.27 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of the Company has given notice to the Company of, and there is no valid basis for, any claim against the Company (whether under Law, any employment agreement or otherwise) on account of or for (a) overtime pay, other than overtime pay for the current payroll period, (b) wages or salary (excluding current bonus, accruals and amounts accruing under "employee benefit plans," as defined in Section 3(3) of ERISA) for any period other than the current payroll period, (c) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current fiscal year, or (d) any violation of any Law relating to minimum wages or maximum hours of work.

          3.28 Discrimination and Occupational Safety and Health. No Person (including, but not limited to, Government agencies of any kind) has any valid claim, or valid basis for any action or proceeding, against the Company arising out of any Law relating to discrimination in employment, employment practices (including wrongful termination), family leave, or occupational safety and health standards. The Company has not received any written notice from any Government entity alleging a violation of occupational safety or health standards. Except as set forth on Schedule 3.28, there are no pending workers compensation claims involving the Company and there have never been any workers compensation claims against the Company relating to the use or existence of asbestos in any of the Company's products. The Company has delivered to TALX a true, correct and complete list of all workers compensation claims against the Company made over the three years preceding the date hereof.

          3.29 Alien Employment Eligibility. With respect to each Person employed by the Company on or after May 1, 1987, and who actually commenced such employment on or after November 6, 1986, except where a failure to comply would not have a material adverse effect on the Company, (a) the Company hired such Person in compliance with the IRCA and (b) the Company has complied with all recordkeeping and other regulatory requirements under IRCA.

          3.30 Customers. Schedule 3.30 sets forth a true, complete and correct list of the Company's 25 largest customers by revenues for each of the years ended December 31, 1998, December 31, 1999 and December 31, 2000. The Company has not received any indication from any customer of the Company (including those listed on Schedule 3.30) to the effect that, and has no reason to believe that, such customer will stop, or decrease the rate of, buying services or products from the Company.

          3.31 Product Warranties. Set forth on Schedule 3.31 are copies of all outstanding product warranties and guarantees used by the Company. To the knowledge of the Company, no oral product warranties or guarantees have been authorized or made containing terms less favorable to the Company than the terms of the product warranties and guarantees set forth on Schedule 3.31. Except as specifically described on one or more Schedules to this Agreement, since January 1, 1997, no product warranty or similar claims have been made against the Company. To the knowledge of the Company, no Person (including, but not limited to, Government agencies of any kind) has any valid claim, or has, to the best knowledge of the Company, any basis for any action or proceeding, against the Company under any Law relating to unfair competition, false advertising or other similar claims arising out of product warranties, guarantees, specifications, manuals or brochures or other advertising materials.

          3.32 Product Liability Claims. Except as described on Schedule 3.32, none of the Shareholders or the Company has ever received notice or information as to any claim or allegation of personal injury, death, or property or economic damages, any claim for punitive or exemplary damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with any product manufactured, sold or distributed by, or in connection with any service provided by, or based on any error, omission or negligent act in the performance of professional services by, the Company or its employees. Schedule 3.32 accurately and completely describes all such claims, together in each case with the date such claim was made, the amount claimed, the disposition or status of such claim (including settlement or judgment amount), and the amount of attorney's fees incurred in connection with such claim. The Company has had at all times and currently has in full force and effect insurance of the type and amount historically adequate to cover all claims of the sort described in this Section.

          3.33 Product Safety Authorities. No Person has been required to file any notification or other report with or provide information to any Government or product safety standards group concerning actual or potential defects or hazards with respect to any product manufactured, sold, distributed or put in commerce by the Company or in connection with its business, and, to the best knowledge of the Company, there exist no grounds for the recall of any such product.

          3.34 Brokers, Finders. Except as set forth on Schedule 3.34, no finder, broker, agent, or other intermediary, acting on behalf of a Shareholder or the Company, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

          3.35 Affiliates. Except as set forth on Schedule 3.35, the Company has no Affiliates, and has not been a subsidiary or division of another entity within the last two preceding years. No Affiliate of the Company (a) owns any property or right, tangible or intangible, which is used in the business of the Company, (b) has any claim or cause of action against the Company, or (c) owes any money to, or is owed any money by, the Company.

          3.36 Consumer Privacy and Security.

               (a) The Company has conducted its business and has collected, maintained and used data regarding its users at all times in accordance with accepted industry practice and all applicable Laws and requirements, including but not limited to those relating to privacy.

               (b) The Company has implemented all reasonable steps which are known in the information systems industry and which are generally known as best practices in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification, including without limitation through the use of encryption for sensitive personal, medical or financial data. The Company has previously disclosed to TALX whether, to the Shareholders' and the Company's knowledge, there have been breaches of security, known consequences, and the steps the Company has taken to remedy any such breaches. The Company is not subject to any consumer claims relating to the Company's gathering, storing or distributing consumer data or the Company's failure to secure adequately such data.

          3.37 Company Services. For the three month period prior to the Closing Date, the Company has maintained (a) service up time of not less than 99%, not including recurring planned maintenance intervals; (b) a call abandon rate of not more than 1%, measured by callers who hang up prior to response by the service; (c) system response time after user inquiry or entry of data of not more than ten seconds; and (d) telecommunications capacity in excess of peak load.

          3.38 Intentionally Omitted.

          3.39 Transfer of Shares Prior to the Closing. The Company has not sold, conveyed, transferred, donated, assigned, pledged, mortgaged, hypothecated or created any security interest on, or otherwise disposed of any of the Company Stock during the period beginning 30 days prior to the Closing Date.

          3.40 Disclosure. No representation or warranty by the Company contained in this Agreement, and no statement contained in any Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of the Company pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.


                                   ARTICLE IV.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

          The Shareholders, severally but not jointly but without prejudice to the rights of TALX under Section 11.5 and under the Escrow Agreement, hereby make the following representations and warranties to TALX, each of which is true and correct on the date hereof and each of which shall survive the Closing as provided in Section 11.4.

          4.1 Enforceability; Noncontravention.

               (a) Each Shareholder has full power and authority and the capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of each Shareholder, enforceable against him, her or it in accordance with their terms.

               (b) None of the Shareholders is a party to, subject to or bound by any note, bond, mortgage, indenture, deed of trust, agreement, Lien, Contract or other instrument or obligation or any Law or Order of any Court, Government entity, arbitrator, mediator or similar body, franchise or license, which would
(i) be breached or violated or the obligations thereunder, or accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by him, her or it of this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby. No waiver or consent of any third Person or Governmental authority is required for the execution by the Shareholders of this Agreement or the consummation by the Shareholders of the transactions contemplated hereby, except for the filing of the Merger Documents. The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Liens against any of the Company Stock.

          4.2 Transfer of Shares Prior to the Closing. No Shareholder has sold, conveyed, transferred, donated, assigned, pledged, mortgaged, hypothecated or created any security interest on, or otherwise disposed of any of the Company Stock during the period beginning 30 days prior to the Closing Date.

          4.3 The Shareholders. No Shareholder's employment by the Company, or the assignment by a Shareholder of any Intellectual Property to the Company, violates any previous employment, non-compete, confidentiality, or other contractual obligation of the Shareholder, and none of the Shareholders has usurped any opportunity which rightfully belonged to any previous employer.


                                   ARTICLE V.
                     REPRESENTATIONS AND WARRANTIES OF TALX

          TALX hereby makes the following representations and warranties to the Company, each of which is true and correct on the date hereof and each of which shall survive the Closing as provided in Section 11.4.

          5.1 Corporate Organization, Qualification and Power. TALX is a corporation duly organized, validly existing and in good standing under the Laws of the State of Missouri. Mergersub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Missouri. Each of TALX and Mergersub has all requisite corporate power and authority to own, lease and use its assets and properties and to conduct the business as it is now being conducted, and to perform its obligations under all Contracts by which it is bound. Each of TALX and Mergersub is duly qualified to do business as a foreign corporation under the laws of all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect.

          5.2 Capitalization.

               (a) TALX. The entire authorized capital stock of TALX consists of 30,000,000 shares of TALX Common Stock, of which 9,450,438 shares are issued and outstanding as of June 1, 2001, and 5,000,000 shares of preferred stock, par value $0.01 per share, of the Company, none of which are issued or outstanding, as of the date hereof.

               (b) Mergersub. The entire authorized capital stock of Mergersub consists solely of 1,000 shares of Common Stock, par value $1.00 per share, of which 1,000 shares are issued and outstanding. TALX owns all issued and outstanding capital stock of Mergersub.

          5.3 Corporate Power and Authority. Each of TALX and Mergersub has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of TALX and Mergersub have been duly authorized by all requisite corporate action. This Agreement constitutes the valid and binding obligation of each of TALX and Mergersub, enforceable against TALX and Mergersub in accordance with its terms.

         5.4 The TALX Common Stock. The TALX Common Stock to be issued as the Consideration, when delivered hereunder, will be duly authorized, validly issued, and fully paid and nonassessable, and will not be subject to any preemptive rights of TALX's shareholders. During the last two years, TALX has not redeemed or reacquired any shares of the TALX Common Stock or made any change in the TALX Common Stock outside the Ordinary Course of business.

         5.5 SEC Reports. TALX has filed in a timely manner all reports and other documents required by the Exchange Act, or the Securities Act, since its initial public offering in October 1996 (the "SEC Reports"). As of their respective dates of filing, the SEC Reports (including all exhibits and schedules therein and documents incorporated by reference therein) (a) complied as to form in all material respects with all requirements of applicable Law, including the Securities Act and the Exchange Act, as appropriate, and the rules and regulations thereunder, and (b) did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.6 Financial Statements. The consolidated financial statements contained in the SEC Reports: (a) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (b) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (c) fairly present the consolidated financial position of TALX and its subsidiaries as of the respective dates thereof and the consolidated results of operations of TALX and its subsidiaries for the periods covered thereby.

         5.7 Absence of Certain Changes or Events. Between March 31, 2001 and the date of this Agreement: (a) there has not been any event that has had a material adverse effect on TALX; and (b) TALX has not declared, accrued, set aside or paid any dividend, other than its $0.03 per share normal quarterly dividend.

         5.8 Proprietary Assets.

             (a) TALX has good and valid title to all of the Intellectual Property owned by TALX that are material to the business of TALX ("TALX Proprietary Assets"), free and clear of all Liens, except for (i) any Lien for current taxes not yet due and payable, and (ii) minor Liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of TALX.

             (b) To the best of the knowledge of TALX: (i) all patents, trademarks, service marks and copyrights held by TALX are valid, enforceable and subsisting; (ii) none of the TALX Proprietary Assets and no Intellectual Property that is currently being developed by TALX (either by itself or with any other Person) infringes, misappropriates or conflicts with any

Property owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by TALX is infringing, misappropriating or making any unlawful or unauthorized use of any Intellectual Property owned or used by any other Person, and TALX has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Intellectual Property owned or used by any other Person other than those claims already settled as of the date of this Agreement; (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any material TALX Proprietary Asset.

             (c) The TALX Proprietary Assets, together with any Intellectual Property currently being licensed to TALX by third parties, constitute all the Intellectual Property necessary to enable TALX to conduct its business in the manner in which such business is being conducted.

         5.9 Contracts. TALX (a) has not violated or breached, or committed any default under, any material Contract to which TALX is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a material adverse effect on TALX; and, to the best of the knowledge of TALX, no other Person has violated or breached, or committed any default under, any material Contract to which TALX is a party, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a material adverse effect on TALX; (b) to the best of the knowledge of TALX, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or would reasonably be expected to, (i) result in a violation or breach of any of the provisions of any material Contract to which TALX is a party, (ii) give any Person the right to declare a default or exercise any remedy under any material Contract to which TALX is a party, (iii) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any material Contract to which TALX is a party, (iv) give any Person the right to accelerate the maturity or performance of any material Contract to which TALX is a party, or give any Person the right to cancel, terminate or modify any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a material adverse effect on TALX; and (c) since January 1, 2000, TALX has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any material Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a material adverse effect on TALX.

         5.10 Tax Matters.

              (a) TALX has timely filed or caused to be filed with the appropriate Government entity all returns required to be filed by or on behalf of TALX with respect to any taxable period ending on or before the Closing Date (the "TALX Returns"). All TALX Returns, as the same may have been amended, are true, correct and complete. There are no grounds for assertion of any understatement penalty under Section 6661 of the Code (prior to repeal) or
Section 6662 of the Code.

             (b) All Taxes (whether or not reflected in TALX Returns as filed) payable by TALX with respect to all period reflected on TALX Returns have been timely filed and fully paid, and there are no grounds for the assertion or assessment of any additional Taxes against TALX or its assets with respect to such periods. There are no audits of any TALX Returns pending, or to the knowledge of TALX, threatened. There is no waiver or tolling of any statute of limitations in effect with respect to any TALX Returns.

             (c) All unpaid Taxes for all periods up to and including the Closing Date are properly accrued on the books of TALX.

             (d) There are no Liens for Taxes upon any assets of TALX, except Liens for Taxes not yet due and payable.

             (e) TALX has complied with all Laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or any similar provision under foreign Law), and has timely and properly withheld from the appropriate party and paid over to the proper Government all amounts required to be withheld and paid over under applicable Law.

        5.11 Legal Proceedings; Orders.

             (a) As of the date of this Agreement, there is no pending Action, and (to the best of the knowledge of TALX) no Person has threatened to commence any Action: (i) that involves TALX or any of the assets owned or used by TALX; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the best of the knowledge of TALX, as of the date of this Agreement, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Action.

             (b) There is no material Order to which TALX, or any of the assets owned or used by TALX, is subject. To the best of the knowledge of TALX, no officer or key employee of TALX is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of TALX.

        5.12 No Stockholder Vote Required. No vote of TALX's stockholders is required to approve the Merger or the issuance of TALX Common Stock in the Merger.

        5.13 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by TALX and Mergersub nor the consummation by Mergersub of the Merger will (a) contravene, conflict with or result in any breach of any provision of the articles of incorporation or bylaws of TALX or the articles of incorporation or bylaws of Mergersub or of any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of TALX or Mergersub, (b) contravene, conflict with or result in a violation of, or give any Governmental body or other Person the right to challenge the Merger or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any legal requirement or any Order to which TALX, or any of the assets owned or used by TALX, is subject; or (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any material Contract to which TALX is a party, or given any Person the right to declare a default or exercise any remedy under any such Contract to which TALX is a party. Except as may be required by the Securities Act, state securities or "blue sky" laws or the MGCL, TALX is not and will not be required to, make any filing with or give any notice to, or to obtain any consent from, any Person in connection with the execution, delivery or performance of this Agreement by TALX or Mergersub or the consummation by Mergersub of the Merger.

        5.14 Disclosure. No representation or warranty by TALX or Mergersub contained in this Agreement, and no statement contained in any Schedule or any other document, certificate or other instrument delivered or to be delivered by or on behalf of TALX or Mergersub pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

        5.15 Tax-Free Reorganization.

             (a) The consideration to be received in the Merger by the Shareholders was determined by arm's length negotiations between the managements of TALX and the Company. To the knowledge of TALX, the fair market value of the TALX Common Stock and cash received by each Shareholder will be approximately equal to the fair market value of the Company Common Stock to be converted therein in the Merger. In connection with the Merger, no holder of stock of the Company will receive, directly or indirectly, any consideration from TALX other than TALX Common Stock and cash.

             (b) Following the Effective Time, the Company will hold at least ninety percent (90%) of the fair market value of its net assets and at least seventy percent (70%) of the fair market value of its gross assets and at least ninety percent (90%) of the fair market value of Mergersub's net assets and at least seventy percent (70%) of the fair market value of Mergersub's gross assets held immediately prior to the Effective Time. For purposes of this representation, amounts paid by the Company or Mergersub to dissenting stockholders, amounts used by the Company or Mergersub to pay Merger expenses, amounts paid by the Company or Mergersub to redeem stock, securities, warrants or options of the Company or Mergersub as part of any overall plan of which Merger is a part, and amounts distributed by the Company or Mergersub to stockholders of the Company or Mergersub (except for regular, normal dividends) as part of any overall plan of which the Merger is a part, in each case will be treated as constituting assets of the Company or Mergersub, as the case may be, immediately prior to the Effective Time.

             (c) Mergersub has been formed solely in order to consummate the Merger and at no time prior to the Effective Time has had assets (other than nominal assets contributed upon the formation of Mergersub, which assets will be held by the Company following the Merger) or business operations.

             (d) Immediately prior to the Effective Time, TALX will be in control of Mergersub within the meaning of Section 368(c) of the Code.

             (e) TALX has no present plan or intention to cause the Company, after the Effective Time, to issue additional shares of Company Common Stock (or equity equivalents, or securities, options, warrants or instruments giving the holder thereof the right to acquire the Company Common Stock or equity equivalents) that would (or if exercised would) result in TALX losing control of the Company within the meaning of Section 368(c) of the Code.

             (f) As of the Effective Time, neither TALX nor any person that is or may become related to TALX within the meaning of Treas. Reg. Section 1.368-1(e)(3): (i) will be under any obligation, or will have entered into any agreement, to redeem, repurchase or otherwise reacquire any shares of TALX Common Stock issued in the Merger or to make any extraordinary distribution in respect of TALX Common Stock; or (ii) will have any present plan or intention to redeem, repurchase or otherwise reacquire any shares of TALX Common Stock issued in the Merger, to make any extraordinary distribution in respect of TALX Common Stock, or to acquire any TALX Common Stock issued in the Merger pursuant to any share repurchase or share buy-back program (acknowledging that TALX currently has a share repurchase program solely to buy TALX Common Stock in the public market). After the Merger, no dividends or distributions will be made to the former Shareholders of Company by TALX other than dividends or distributions made to all holders of TALX Common Stock.

             (g) Neither TALX nor any corporation affiliated with TALX has any present plan or intention: (i) to liquidate the Company; (ii) to merge the Company with or into another corporation (except pursuant to the Merger); (iii) to sell or otherwise dispose of any shares of the Company stock, except for any transfer to a corporation controlled by TALX in accordance with Treas. Reg.
Section 1.368-2(k); or (iv) to cause the Company or any corporation affiliated with the Company immediately prior to the Effective Time to sell, distribute, transfer or otherwise dispose of any of its assets or any of the assets acquired from Mergersub, except for any such disposition in the ordinary course of business or any transfer of assets to a corporation controlled by the Company in accordance with Treas. Reg. Section 1.368-2(k)(2).

             (h) Mergersub will not have any liabilities assumed by the Company, and will not transfer to the Company any assets subject to liabilities, as a part of the Merger.

             (i) The present plan and intention of TALX is that, following the Merger, TALX will cause the Company to continue its "historic business" or to use a "significant portion" of its "historic business assets" in a business, as each such term is used in Treas. Reg. Section 1.368-1(d).

             (j) Except as otherwise provided in this Agreement, each of TALX and Mergersub has paid and will pay only its respective expenses, if any, incurred in connection with the Merger, and neither TALX nor Mergersub has agreed to pay or assume, nor will it directly or indirectly pay or assume, any expense or other liability, whether fixed or contingent, of any Shareholder. If the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such costs and expenses.

             (k) There is no intercorporate indebtedness currently existing between TALX and the Company or between Mergersub and the Company that was issued, was acquired or was or will be settled after the Effective Time at a discount.

             (l) The TALX stock into which the Company stock will be converted in the Merger is "voting stock" within the meaning of Section 368(a)(2)(E) of the Code.

             (m) In the Merger, TALX will deliver solely TALX Common Stock in exchange for shares of the Company stock which, immediately prior to the Effective Time, will represent control of the Company as defined in Section 368(c) of the Code. For purposes of this paragraph (m), any shares of the Company stock exchanged for cash or other property furnished directly or indirectly by TALX will be treated as outstanding Company stock immediately prior to the Effective Date.

             (n) In the Merger, no liabilities of Shareholders will be assumed by TALX, and none of the Company Common Stock acquired by TALX, to the best of knowledge of TALX (based on representations and warranties of the Shareholders), will be subject to liabilities.

             (o) As of the Effective Time, neither TALX nor, to the best knowledge of TALX, any person that is related to TALX within the meaning of Treas. Reg. Section 1.368-1(e)(3), will own beneficially or of record, or will have owned beneficially or of record during the five (5) years preceding the Effective Time, any shares of the Company stock or other securities, options, warrants or instruments giving the holder thereof the right to acquire the Company stock or other securities issued by the Company.

             (p) Neither TALX nor Mergersub is an investment company, as defined in Section 368(a)(2)(F) of the Code.

             (q) With respect to the Merger, each of TALX and Mergersub will file all required information with its federal income tax returns and maintain all records required for federal income tax purposes.

             (r) The Merger is being effected by TALX for bona fide business reasons of TALX and will be carried out strictly in accordance with this Agreement.

             (s) This Agreement and the documents described herein represent the entire understanding of TALX, Mergersub and the Company with respect to the Merger.

             (t) The payment of cash in lieu of fractional shares of TALX Common Stock is solely for the purpose of avoiding the expense and inconvenience to TALX of issuing fractional shares and does not represent separately bargained-for consideration.

             (u) The total cash consideration that will be paid in the Merger to the Shareholders in lieu of issuing fractional shares of TALX Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Shareholders in exchange for their the Company stock.

             (v) None of the TALX Common Stock to be received in the Merger by any Shareholder who is an employee of the Company or any affiliate of the
Company at the Effective Time of the conversion of the Company stock will be separate consideration for, or allocable to, any employment arrangement.

             (w) None of the compensation to be received by any Shareholder who is an employee of the Company or any affiliate of the Company at the Effective Time, whether for past or future services to the Company or future services to TALX or any affiliate of TALX, will be separate consideration for, or allocable to, the Company stock. Any compensation paid or to be paid to any Shareholder who is or will be an employee of or has performed or will perform services for TALX, the Company or Mergersub or any affiliate thereof at the Effective Time with respect to periods after the Effective Time will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

             (x) TALX has not been a distributing corporation or a controlled corporation in a transaction to which Section 355 of the Code applies that is part of a plan (or series of related transactions) that includes the Merger.

             (y) TALX will not take any position on any federal, state or local income or franchise Tax return, or take any other tax reporting position that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by a similar determination under applicable state or local income or franchise Tax Law.

             (z) Neither TALX nor Mergersub is under the jurisdiction of a court in a title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

                                   ARTICLE VI.
                  COVENANTS OF THE COMPANY PENDING THE CLOSING

         The Company covenants and agrees that, from and after the date of this Agreement and until the Closing Date, it will conduct business in the Ordinary Course, subject to the following provisions and limitations:

         6.1 Operation of the Business. Without the prior written consent of TALX, the Company shall be prohibited from:

             (a) increasing or committing to increase compensation, benefits or other remuneration to or for the benefit of any employee, shareholder, director, officer, or agent of the Company, or any benefits granted under any Plan with or for the benefit of any such employee, shareholder, director, officer, or agent, except for increases in salary, wages or benefits in the Ordinary Course;

             (b) entering into any employment Contract or collective bargaining agreement;

             (c) adopting, amending, or terminating or committing to the adoption, amendment or termination of, any Plan;

             (d) entering into any Contract or commitment or engaging in any transaction which is not in the Ordinary Course or which is inconsistent with past practices;

             (e) selling or disposing of or encumbering any of its material assets, except sales of inventory in the Ordinary Course;

             (f) entering into, amending, extending or renewing any Contract for any material capital expenditure or entering into any material lease of capital equipment or real estate;

             (g) entering into, amending, extending or renewing any Contract involving more than $5,000 or entering into any series of Contracts with one party or affiliated group of parties involving more than $5,000 in the aggregate;

             (h) other than the incurrence of trade payables incurred in the Ordinary Course, creating, assuming, incurring or guaranteeing any indebtedness;

             (i) declaring, setting aside or paying any dividend or making any sale of, or distribution in respect of, its capital stock or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock, or issue any of its capital stock or other securities;

             (j) changing any accounting procedures or practices or its financial structure;

             (k) making any amendments to or changes in its Articles of Incorporation or Bylaws;

             (l) performing any act, or attempting to do any act, or permitting any act or omission to act, which will cause a material breach of any Contract;

             (m) authorizing for issuance, issuing, selling, pledging, disposing of, encumbering, delivering, or agreeing or committing to issue, sell pledge, or deliver, any additional shares of, or rights of any kind to acquire any shares of, its capital stock of the Company of any class or exchangeable into share of stock of the business of any class;

             (n) incurring, assuming or prepaying any material liability or obligation other than in the Ordinary Course and consistent with past practice or modifying or amending any existing Contract, agreement, commitment or arrangement with respect thereto;

             (o) incurring, assuming or prepaying any indebtedness for borrowed money or issue any debt securities or modify or amend any existing Contract, agreement, commitment or arrangement with respect thereto;

             (p) assuming, guaranteeing, endorsing or otherwise becoming liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the endorsement of checks and other negotiable instruments in the Ordinary Course and consistent with past practices;

             (q) making any loans, advances or capital contributions to, or investments in, any other Person in excess of $10,000;

             (r) failing to maintain its equipment and other tangible assets in good working condition and repair pursuant to the standards it has maintained prior to the Closing Date, subject only to ordinary wear and tear;

             (s) waiving or releasing any material right or claim except in the Ordinary Course and consistent with past practices;

             (t) assigning, licensing or otherwise alienating any rights to its Intellectual Property; and

             (u) entering into any Contract, agreement, commitment or arrangement with respect to any of the foregoing.

         6.2 Preservation of Business. The Company shall carry on its business substantially in the same manner as heretofore conducted and use its best efforts to keep its business organization intact, including its present employees and present relationships with suppliers and customers and others having business relations with the Company.

         6.3 Insurance and Maintenance of Property. The Company shall cause all of its assets to continue to be insured under its existing policies, with no material changes in such policies as they exist on the date hereof, including without limitation, extent of coverage and amount of deductible.

         6.4 Full Access and Cooperation. Representatives of TALX shall have full access during normal business hours to all personnel, premises, properties, books, records, Contracts, Tax records, documents and data of the Company, and the Company shall furnish to TALX any information in respect of the Company as TALX may from time to time reasonably request. Representatives of TALX also shall have reasonable access to the Company's customers and vendors.

         6.5 Books and Records. The Company shall maintain its books and financial records in accordance with GAAP. Said books and financial records shall fairly and accurately reflect the operations of the Company.

         6.6 Notice of Breaches. From the date of this Agreement until the Effective Time, the Company shall promptly deliver to TALX supplemental information concerning events or circumstances occurring subsequent to the date hereof which would render any representation, warranty or statement made by it in this Agreement or any Schedule inaccurate or incomplete in any material respect at any time after the date of this Agreement until the Closing Date. No such supplemental information shall be deemed to cure any misrepresentation or breach of warranty or constitute an amendment of any representation, warranty or statement in this Agreement or the Schedule.

         6.7 Exclusivity.

             (a) The Company shall not, and the Company shall require each of the Company's officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than TALX) concerning any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company or any division of the Company, (ii) furnish any non-public information concerning the business, properties or assets of the Company or any division of the Company to any party (other than TALX) or (iii) engage in discussions or negotiations with any party (other than TALX) concerning any such transaction.

             (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within one business day after such receipt, notify TALX of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

                                  ARTICLE VII.
                            COVENANTS OF THE PARTIES

         7.1 Confidentiality.

             (a) None of the Parties to this Agreement nor any of their Affiliates (including any shareholder, director or officer) shall make any public disclosure of the terms hereof or the transactions contemplated hereby without the prior written consent of the other Parties, except to their professional advisers or as required by Law or to the extent publicly disclosed by TALX. The parties agree that TALX may In addition, the Parties hereto shall only disclose the transactions contemplated hereby to such professional advisers and to their respective employees on a need-to-know basis, and only after such Persons agree to maintain the confidentiality of such matters in accordance with this Section 7.1.

             (b) Each of the Shareholders acknowledges that the Confidential Information of the Company, and from and after the Closing, the Surviving Corporation, is valuable and proprietary to the business of the Company, and from and after the Closing, the Surviving Corporation, and agrees not to, directly or indirectly, use, publish, disseminate, describe or otherwise disclose any Confidential Information or developments of the Company, and from and after the Closing, the Surviving Corporation, without the prior written consent of Surviving Corporation and/or its Affiliates. For purposes of this Agreement, the phrase "Confidential Information" means all trade names, trademarks, service marks, patents and trade secrets and any and all other information not publicly available or generally available to the industry which relates to specific matters concerning the business of the Company, and from and after the Closing, the Surviving Corporation, such as, without limiting the generality of the foregoing, engineering, design, manufacturing, maintenance and repair information; computer software and programs; component sourcing and supply information; identities of suppliers, customers and contractors; product distribution information; pricing and compensation policies; sales or financing procedures or methods; operational methods; strategic plans; internal financial information; research and development plans and activities; and acquisition and expansion plans. The Shareholders recognize and agree that all documents and objects containing any Confidential Information, whether developed by a Shareholder or by someone else for the Shareholders or the Company, will after the Closing Date become the exclusive property of the Surviving Corporation.

         7.2 [Intentionally Omitted].

         7.3 Further Assurances. From and after the Closing, the Parties shall do such acts and execute such documents and instruments as may be reasonably required to make effective the transactions contemplated hereby.

         7.4 Company Agreements The Company shall cause the Shareholders to terminate any stockholders agreements, voting agreements, voting trusts, options, and warrants and employment agreements between the Company and any employee listed on Schedule 7.4 hereto and except as otherwise provided in this Agreement, any existing agreement between the Company and any Shareholder, effective as of the Closing Date.

         7.5 TALX Information. During the Earn-Out Period, subject to the confidentiality undertakings set forth elsewhere in this Agreement, TALX agrees to provide to the Representatives, no later than 45 days after the end of each fiscal quarter, financial information concerning the Company sufficient for such Representatives to monitor the likely amount of the Earn-Out Payment, if any.

         7.6 Tax-Free Reorganization. TALX and its Affiliates shall treat the reorganization (and they shall cause the reorganization to be treated) for all purposes as a tax-free reorganization which meets the requirements of Section 368(a) of the Code.

         7.7 Offering Memorandum.

         (a) The parties hereby agree to cooperate to make all appropriate federal and state securities or "blue sky" filings with respect to the TALX Shares to be issued pursuant to the Merger. At all times up to and including the later of the Consent Deadline (as hereinafter defined) and the date of any special shareholders' meeting called to consider the Merger, the Board of Directors of the Company shall recommend that Company's shareholders adopt and approve the Merger, and the documents sent to the shareholders of the Company shall contain such recommendations. If at any time prior to the Effective Time there shall occur any event that should be set forth in an amendment of, or a supplement to, the offering memorandum prepared by TALX and distributed to the Shareholders in connection with this Agreement and the Merger (the "Offering Memorandum"), the parties hereto will promptly prepare and the Company will promptly deliver or mail to its shareholders and option holders such an amendment or supplement.

         (b) The Company and the Shareholders agree to indemnify and hold harmless TALX and its directors, officers, control persons, employees, agents, attorneys, accountants and other representatives from and against any liability (including attorneys' fees) relating to or arising out of information provided by them for inclusion in the Offering Memorandum or any federal or state filing. The covenants of the Company and the Shareholders contained in this Section 7.7 shall survive the Effective Time and the Merger and are intended to benefit the indemnified parties and shall be enforceable by such persons.

         7.8 Shareholder Approval. The Company shall take all action necessary in accordance with the Texas Business Corporation Act and its articles of incorporation and by-laws to obtain the unanimous consent of its shareholders to the adoption and approval of this Agreement and the Merger no later than five days after the date of the Offering Memorandum (the "Consent Deadline"). In the event such consents cannot be obtained, the Company shall take all action necessary in accordance with the Texas Business Corporation Act and its articles of incorporation and by-laws to convene a special meeting of its shareholders as promptly as practical to consider and vote upon the Merger. The Board of Directors of the Company shall use its reasonable best efforts to obtain the unanimous approval of the Company's shareholders and to take all other actions as are necessary or helpful to secure such approval prior to the Consent Deadline, or, if not possible, at the special shareholders' meeting called to consider the Merger.

                                  ARTICLE VIII.
                     CONDITIONS TO EACH PARTY'S OBLIGATIONS

         The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

         8.1 Lawsuits. No suit, action or other proceeding or investigation shall be threatened or pending before or by any Court or Government concerning this Agreement or the consummation of the transactions contemplated hereby, or in connection with any claim against any Party not disclosed herein or on the Schedules hereto. No Government shall have threatened or directed any request for information concerning this Agreement, the transaction contemplated hereby or the consequences or implications of such transaction to the Parties hereto or any of their Affiliates.

         8.2 Statutory Prohibition. No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Government or governmental agency in the United States which would prevent the consummation of the transactions contemplated hereby or make the consummation of the transactions contemplated hereby illegal.

         8.3 Governmental Approval. All governmental waivers, consents, Orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in effect on the Closing Date. The Parties shall have taken all action required to effect compliance with any applicable federal and state securities Laws on or prior to the Closing Date.

         8.4 Regulation D Compliance and Blue Sky Clearances. TALX shall be satisfied, in its reasonable discretion, that the shares of TALX Common Stock to be issued as provided in this Agreement can be so issued in compliance with the requirements of the 1933 Act, and in particular in compliance with Regulation D. All clearances or approvals as may be necessary under applicable state securities or blue sky laws relative to the issuance of the shares of TALX Common Stock pursuant to the Merger shall have been obtained.

                                   ARTICLE IX.
                        CONDITIONS TO TALX'S OBLIGATIONS

         The obligations of TALX to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of TALX to waive any one or more of such conditions:

         9.1 Representations and Warranties of the Company and the Shareholders. The representations and warranties of the Company and the Shareholders contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to TALX pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

         9.2 Performance of this Agreement. The Company and the Shareholders shall have duly performed or complied with all of their obligations in all material respects, to be performed or complied with by them under the terms of this Agreement on or prior to the Closing Date.

         9.3 Material Adverse Change. There shall have been no material adverse change, actual or threatened, in the condition (financial or otherwise) of the Company or the business conducted by it (including relationships with customers or vendors for any reason), whether or not covered by insurance, as a result of any cause whatsoever.

         9.4 Certificate of Company. TALX shall have received a certificate signed by an authorized officer of the Company, dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 9.1, 9.2 and 9.3 hereof have been fully satisfied. Such certificate shall be deemed a representation and warranty of the Company under this Agreement.

         9.5 [Intentionally Omitted].

         9.6 [Intentionally Omitted].

         9.7 Third Party Consents. All consents and approvals set forth on
Schedule 9.7 attached hereto shall have been obtained.

         9.8 [Intentionally Omitted].

         9.9 Operation of Business. The Company shall have complied in all respects with the provisions of Section 6.1, and as of the Closing Date.

         9.10 Company Stock. All of the shares of Company Preferred Stock, Company Warrants and Company Options shall have been converted into or exchanged for Company Common Stock.

         9.11 Shareholders. All of the Shareholders shall have executed and delivered to TALX investment representations substantially in the form of Exhibit J.

         9.12 [Intentionally Omitted].

         9.13 Delivery of the Shareholder Deliveries. TALX shall have received from the Shareholders and Herrmann, as applicable, the deliveries as set forth in Section 2.11(a). The Shareholders and the Escrow Agent shall have executed and delivered to TALX the Escrow Agreement.

                                   ARTICLE X.
                     CONDITIONS TO THE COMPANY'S OBLIGATIONS

         The obligations of the Company to consummate the transactions provided for in this Agreement shall be subject to the satisfaction of each of the following conditions on or before the Closing Date, subject to the right of the Company to waive any one or more of such conditions:

         10.1 Representations and Warranties of TALX. The representations and warranties of TALX contained in this Agreement, including the Schedules hereto, and in the certificates and papers to be delivered to the Company and the Shareholders pursuant hereto and in connection herewith shall be true and correct in all material respects on the date hereof and on the Closing Date (except for changes specifically permitted hereunder) as though such representations and warranties were made on the Closing Date.

         10.2 Performance of this Agreement. TALX shall have duly performed or complied in all material respects with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to the Closing Date.

         10.3 Certificate of TALX. The Company shall have received certificates signed by the President of TALX dated as of the Closing Date and subject to no qualification certifying that the conditions set forth in Sections 10.1 and 10.2 hereof have been fully satisfied. Such certificates shall be deemed representations and warranties of TALX hereunder.

         10.4 Delivery of Consideration and TALX Deliveries. TALX shall have delivered the Consideration in the manner provided in Article II hereof, and the Company and the Shareholders shall have received the deliveries of TALX as set forth in Section 2.11(b). TALX and the Escrow Agent shall have executed and delivered to the Company the Escrow Agreement.

                                   ARTICLE XI.
                                 INDEMNIFICATION

        11.1 Indemnification of TALX.

             (a) Each Shareholder, severally and not jointly but without prejudice to the rights of TALX under Section 11.5 and under the Escrow Agreement, shall hold TALX and, from and after the Closing, the Surviving Corporation, and the shareholders, directors, officers, successors, assigns, and agents of each of them (excluding the Shareholders) (the "TALX Indemnified Persons"), harmless and indemnify each of them from and against, and each Shareholder hereby waives any claim for contribution or indemnity from TALX or the Surviving Corporation with respect to, any and all claims, debts, obligations, fines, fees, penalties, interest obligations, deficiencies, losses, damages, liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), expenses or costs, including all liabilities of the Company for its own Taxes or its liability, if any (for example, by reason of transferee liability or application of Treas. Reg. Section 1.1502-6) for Taxes of others, including but not limited to, each Shareholder or any Affiliate of a Shareholder ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement, plus interest from the date incurred through the date of payment at the prime lending rate of Southwest Bank from time to time prevailing (in all, "Indemnified Losses") incurred or to be incurred by any of them resulting from or arising out of or alleged to result from or arise out of:

                 (i) any breach or violation or alleged breach or violation of the representations, warranties, covenants or agreements of the Company or the Shareholders contained in this Agreement, or in any exhibit, statement, Schedule, certificate, instrument or document delivered pursuant hereto, including provisions of this Article XI;

                 (ii) the assertion of any claim for personal injury, death, property or economic damage arising out of or resulting from or incident to the ownership and operation of, and actions taken or omitted to be taken in connection with or related to, the Company's business, which occur during or arise from or relate to the period on or prior to the Closing Date;

                 (iii) Losses incurred by the Surviving Corporation arising out of or resulting from the Company's termination of any of its employees on or prior to the Closing Date;

                 (iv) Losses or liabilities with respect to the Company's employees arising out of any actual or alleged acts, omissions or conduct on the part of the Company on or prior to the Closing Date or with respect to the Company's treatment of its employees while employed by the Company on or prior to the Closing Date;

                 (v) any failure of any of the Shareholders to have good, valid and marketable title to the Company Stock issued in the name of the Shareholder, free and clear of all Liens; or

                 (vi) any claim by any of the Shareholders or former shareholder of the Company, or any other Person, seeking to assert, or based upon: (A) ownership or rights to ownership of any shares of stock of the Company; (B) any rights of a shareholder (other than the right to receive the Consideration pursuant to this Agreement), including any option, preemptive rights or rights to notice or to vote; (C) any rights under the Articles of Incorporation or Bylaws of the Company; or (D) any claim that his, her or its shares were wrongfully repurchased by the Company.

             (b) With respect to any indemnity payment under this Section, the Parties agree to treat, to the extent permitted by Law, all such payments as an adjustment to the consideration paid for the sale and transfer of the capital stock of the Company.

             (c) Notwithstanding anything to the contrary contained in this Agreement, the Shareholders shall not be obligated under this Agreement and the Escrow Agreement to pay the TALX Indemnified Persons any amount in excess of the Escrow Funds, with any payment thereof to be paid and satisfied solely out of the Escrow Funds, and shall not have any personal liability for Indemnified Losses under this Agreement.

        11.2 Indemnification of the Shareholders and the Company.

             (a) TALX shall hold the Company and each Shareholder and each Shareholder's heirs, devisees, legatees and legal representatives, and their respective assigns and agents (the "Shareholder Indemnified Persons"), harmless and indemnify each of them from and against any and all Indemnified Losses incurred or to be incurred by any of them resulting from or arising out of any breach or violation of TALX's representations, warranties, covenants and agreements contained in this Agreement, including the provisions of this Article XI.

             (b) Notwithstanding anything to the contrary contained in this Agreement, TALX shall not be obligated under this Agreement to pay the Shareholder Indemnified Persons any amount in excess of one-tenth of the Consideration.

        11.3 Limitations on Indemnity. Notwithstanding anything in this Agreement to the contrary, no indemnifying party shall have any obligations or liabilities pursuant to Section 11.1 or 11.2 until the aggregate of the Indemnified Losses suffered or incurred by the indemnified party exceeds $200,000, but upon reaching such amount, from the first dollar to the full extent of all Indemnified Losses suffered or incurred by the indemnified party.

        11.4 Survival. The respective representations and warranties made by the Parties in Articles III, IV and V shall survive until the second anniversary of the Closing Date, unless a claim with respect thereto shall have been made pursuant to Section 11.5 or Section 11.6 prior to such date against the Party responsible for indemnification hereunder (the "Indemnifying Party"). Notwithstanding the foregoing, the respective representations and warranties made by the Company and the Shareholders pursuant to Sections 3.4, 3.9, 3.10 and
4.1 shall survive indefinitely, and the representations and warranties made by the Company pursuant to Sections 3.7 (with respect to Taxes), 3.8 and 3.23 shall survive until the expiration of the applicable statutes of limitations. All representations and warranties hereunder shall be deemed to be material and relied upon by the Party or Parties to whom they were made, notwithstanding any investigation or inspection made by or on behalf of such Party or Parties.

         11.5 Claims Against Escrow Funds.

         (a) In the event from time to time TALX shall claim that any TALX Indemnified Person has suffered or expects to suffer any Indemnified Losses for which the Shareholders are obligated to indemnify such TALX Indemnified Person under Section 11.1 hereof, TALX shall notify the Representatives of such claim pursuant to Section 11.5 or 11.6 hereof. If the Representatives shall not, within fifteen calendar days after receipt of such notice of TALX, advise TALX in writing that they dispute such TALX Indemnified Person's right to indemnification in respect of such claim, TALX shall be entitled to satisfy such claim, at once if said claim is liquidated, or subsequently immediately following such time as such portion(s) of any unliquidated claim becomes liquidated, by making withdrawals from the Escrow Funds on the terms and conditions set forth in the Escrow Agreement.

         (b) No Indemnifying Party who is a Shareholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

         11.6 Notice of Claim. In the event that a TALX Indemnified Person or a Shareholder Indemnified Person seeks indemnification hereunder, such Person seeking indemnification (the "Indemnified Party") shall give written notice to the Indemnifying Party specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted. The Indemnifying Party shall pay the amount of any valid claim not more than fifteen calendar days after the Indemnified Party provides notice to the Indemnifying Party of such amount.

         11.7 Right to Contest Claims of Third Persons. If an Indemnified Party is entitled to indemnification hereunder because of a claim asserted against it by any claimant (other than an indemnified Person hereunder) ("Third Person"), the Indemnified Party shall give the Indemnifying Party prompt notice thereof after such assertion is actually known to the Indemnified Party; provided, however, that the right of a Person to be indemnified hereunder in respect of claims made by a Third Person shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby. The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest, or settle the claim alleged by such Third Person (a "Third-Person Claim"), provided that the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing its obligation to indemnify the Persons to be indemnified hereunder with respect to such Third-Person Claim. The Indemnified Party may thereafter participate in (but not control) the defense of any such Third-Person Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. Unless and until the Indemnifying Party so acknowledges its obligation to indemnify, the Indemnified Party shall have the right, at its option, to assume and control defense of the matter and the Indemnifying Party shall be responsible for paying the full amount of the costs of defense. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Person Claim within twenty days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not so acknowledge its obligation to indemnify and assume the defense of any such Third-Person Claim, (a) the Indemnified Party may defend against such claim, in such manner as it may deem appropriate, including, but not limited to, settling such claim, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party may participate in (but not control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Person Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by clear and convincing evidence that conduct of the Indemnified Party in the defense and/or settlement of such Third-Person Claim constituted gross negligence or willful misconduct. The Parties shall make available to each other all relevant information in their possession relating to any such Third-Person Claim, subject to protection of attorney client and attorney work product privileges, and shall cooperate in the defense thereof.

                                  ARTICLE XII.
                          TERMINATION OF THE AGREEMENT

         12.1 Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated prior to the Closing Date only as follows:

         (a) by mutual consent of TALX and the Company;

         (b) by the non-delaying Party, if the Closing shall not have occurred on or before July 31, 2001 due to the delay of the other Party; or

         (c) by TALX if TALX determines, in its sole discretion, that the transaction contemplated hereby has become inadvisable or impractical by reason of the institution or threat by any Person of any litigation, investigation or proceeding.

         12.2 Manner and Effect of Termination.

         (a) Any action by the Company to terminate this Agreement and the transactions contemplated hereby, as provided in Section 12.1 hereof, shall be taken by the Representatives. Any such action by TALX shall be taken by its Chairman of the Board, its President or any appropriately authorized officer.

         (b) If this Agreement is terminated pursuant to Section 12.1 hereof without fault of any Party or breach of this Agreement, all obligations of the Company and TALX hereunder shall terminate, without liability of the Company to TALX or of TALX to the Company. In such event, TALX shall pay all legal and other costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and the Company shall pay all legal and other costs and expenses incurred by it and the Shareholders in connection with this Agreement and the transactions contemplated hereby.

         Nothing in this Section or elsewhere in this Agreement shall impair or restrict the rights of any Party to any and all remedies at Law or in equity in the event of a breach of or default under this Agreement.

                                  ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

          13.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered either by courier or fax delivery to the Party for whom it is intended, provided that a copy thereof is deposited, postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this
Section 13.1 for, or such other address as may be designated in writing hereafter by, such Party:

           If to TALX:

           1850 Borman Court
           St. Louis, Missouri  63146
           Attention:  William W. Canfield
           Facsimile:  (314) 214-7388

           With copies to

           Bryan Cave LLP
           One Metropolitan Square, Suite 3600
           211 North Broadway
           St. Louis, Missouri  63102
           Attention:  Walter L. Metcalfe, Jr., Esq.
           Facsimile:  (314) 259-2020


           If to the Company:

           Richard O. Herrmann
           820 Avenue F, Suite 102
           Plano, Texas 75074
           Facsimile:  (972) 633-0738

           With copies to:

           Haynes and Boone LLP
           901 Main Street
           Suite 3100
           Dallas, Texas  75202-3789
           Attention:  Darrel Rice, Esq.
           Facsimile:  (214) 200-0664

          13.2 Fees and Expenses. Except as set forth in Article VII, Section
13.10 and the Escrow Agreement, TALX and the Company shall pay their own fees, costs and expenses incurred by each of them incident to the negotiation, preparation and execution of this

Agreement and the consummation of the transactions contemplated hereby, including, without limitation, the fees and expenses of attorneys and accountants and any finder's or brokerage fees.

          13.3 Entire Agreement. This Agreement and the Schedules and Exhibits hereto embody the complete and exclusive agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter.

          13.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of Law or otherwise) by any of the Parties hereto without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

          13.5 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          13.6 Headings; Interpretation. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement. Each reference in this Agreement to an Article, Section, Schedule or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule or Exhibit attached to this Agreement, respectively. References herein to "days," unless otherwise indicated, are to consecutive calendar days.

          13.7 Remedies Cumulative. All rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

          13.8 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive Laws of the State of Missouri, without reference to its choice of Law rules.

          13.9 Severability. If any provision of this Agreement shall be determined to be contrary to Law and unenforceable by any Court of Law, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          13.10 Arbitration.

               (a) Scope; Initiation. Resolution of any and all disputes among the Parties hereto relating to this Agreement, whether based on contract, tort, statute or otherwise, but excluding disputes over arbitrability ("Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder. Any Party to this Agreement may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Section (the "Dispute Notice").

               (b) Negotiations. The Parties shall first attempt in good faith to resolve promptly any Dispute by negotiations between executives or designates who are not directly involved in the Dispute, and who have authority to settle it (as to each Party, a "Designate"). Not later than 10 days after delivery of the Dispute Notice, each Party shall designate a Designate to meet with the other Party's Designate at a reasonably acceptable time and place, and thereafter as such Designates deem reasonably necessary. The Designates shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Party's Designate shall advise the other as to any other individuals who will attend such meeting. All negotiations pursuant to this paragraph shall be confidential and shall be treated as compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other federal and state rules of evidence.

               (c) Binding Arbitration. If a Dispute has not been resolved pursuant to paragraph (b) hereof within 90 days after delivery of the Dispute Notice, the Parties hereby agree to submit such Dispute to arbitration under the following provisions, which arbitration shall be final and binding upon the Parties, their successors and assigns. The following provisions constitute a binding arbitration clause under applicable Law.

               (d) Either Party may initiate arbitration of a Dispute by delivery of a demand therefor (the "Arbitration Demand") to the other Party not sooner than 90 days after the date of delivery of the Dispute Notice but at any time thereafter; provided, that if a Party does not cooperate in the procedures provided under paragraph (b), the other Party may initiate arbitration at such earlier time as such non-cooperation shall become reasonably apparent.

               (e) The arbitration shall be conducted in St. Louis County, Missouri, by a sole arbitrator selected by agreement of the Parties not later than 10 days after delivery of the Arbitration Demand or, failing such agreement, appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator becomes unable to serve, his or her successor(s) shall be similarly selected or appointed.

               (f) The arbitration shall be conducted pursuant to the Federal Arbitration Act and the Missouri Uniform Arbitration Act and such procedures as the Parties may agree or, in the absence of or failing such agreement, pursuant to the AAA Rules. Notwithstanding the foregoing: (i) each Party shall be allowed to conduct discovery through written requests for information, document requests, requests for stipulations of fact, and depositions; (ii) the nature and extent of such discovery shall be determined by the arbitrator, taking into account the needs of the Parties and the desirability of making discovery expeditious and cost-effective; (iii) the arbitrator may issue orders to protect the confidentiality of information to be disclosed in discovery; and (iv) the arbitrator's discovery rulings may be enforced in any Court of competent jurisdiction.

               (g) All hearings shall be conducted on an expedited schedule, and all proceedings shall be confidential. Either Party may at its expense make a stenographic record thereof.

               (h) The arbitrator shall complete all hearings not later than 60 days after selection or appointment, and shall make a final award not later than 30 days thereafter. The award shall be in writing and shall specify the factual and legal bases for the award. The arbitrator shall apportion all costs and expenses of the arbitration, including the arbitrator's fees and expenses and fees and expenses of experts and attorneys ("Arbitration Costs") between the prevailing and non-prevailing Parties as the arbitrator deems fair and reasonable. Notwithstanding the foregoing, in no event may the arbitrator award multiple, punitive or exemplary damages.

          IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

          THIS CONTRACT CONTAINS BINDING ARBITRATION PROVISIONS WHICH MAY BE ENFORCED BY THE PARTIES.


                                        TALX CORPORATION

                                        By:  /s/ William W. Canfield
                                             ---------------------------------
                                        Name:    William W. Canfield
                                        Title:   Chief Executive Officer


                                        TALXSUB I, INC.

                                        By:  /s/ L. Keith Graves
                                            ----------------------------------
                                        Name:    L. Keith Graves
                                        Title:   Vice President


                                        Ti3, INC.

                                        By:  /s/ Richard O. Herrmann
                                             ---------------------------------
                                        Name:    Richard O. Herrmann
                                        Title:   President and Chief Executive
                                                   Officer

IN ADDITION TO SIGNING THIS AGREEMENT, EACH OF THE SHAREHOLDERS MUST COMPLETE
EITHER:

o    THE "ACCREDITED INVESTOR" QUESTIONNAIRE IN EXHIBIT H, OR

o    THE "NON-ACCREDITED INVESTOR" QUESTIONNAIRE IN EXHIBIT I.

BY SIGNING THIS AGREEMENT, EACH SHAREHOLDER ALSO MAKES THE "INVESTMENT REPRESENTATIONS" IN EXHIBIT J.


Ti3, INC. COMMON STOCK HOLDERS:

                                        /s/  Richard O. Herrmann
                                        ________________________________________
                                             Richard O. Herrmann

                                        /s/  Jeffrey S. Rutherford
                                        ________________________________________
                                             Jeffrey S. Rutherford

                                        /s/  Robert Patterson
                                        ________________________________________
                                             Robert Patterson

                                        /s/  Richard B. Herrmann
                                        ________________________________________
                                             Richard B. Herrmann


                                        ________________________________________
                                             Chris Henretta


                                        ________________________________________
                                             Arthur Everson


                                        R. J. Herrmann and June Herrmann Trust


                                        By /s/ R. J. Herrmann and June Herrmann
                                           ------------------------------------
                                               Trustee

IN ADDITION TO SIGNING THIS AGREEMENT, EACH OF THE SHAREHOLDERS MUST COMPLETE
EITHER:

o    THE "ACCREDITED INVESTOR" QUESTIONNAIRE IN EXHIBIT H, OR

o    THE "NON-ACCREDITED INVESTOR" QUESTIONNAIRE IN EXHIBIT I.

BY SIGNING THIS AGREEMENT, EACH SHAREHOLDER ALSO MAKES THE "INVESTMENT REPRESENTATIONS" IN EXHIBIT J.


Ti3, INC. SERIES A PREFERRED STOCK AND WARRANTS HOLDERS:

The Productivity Fund III LP                 HBW Investment Partners I, L.P.
By: First Analysis Management                By: HBW Holdings, Inc.
    Company III, LLC, its General Partner        General Partner
    By First Analysis Corporation, Member

By /s/ Brian D. Boyer                        By  /s/ William D. Breedlove
   --------------------------------------        ------------------------------
               Brian D. Boyer                          William D. Breedlove
               Vice President                             Vice Chairman


Kimberly Ann Kinney Trust                    HBW Holdings, Inc.


By /s/ Mark E. Kinney                        By  /s/ William D. Breedlove
   --------------------------------------        ------------------------------
         Trustee                                      William D. Breedlove
                                                      Vice Chairman

Blake Edward Kinney Trust                    Charles William Minshew III Trust


By  /s/ Mark E. Kinney                       By  /s/ Charles W. Minshew
    -------------------------------------        ------------------------------
         Trustee                                      Trustee

Kendall Elizabeth Kinney Trust               Kathryn Marie Minshew Trust


By  /s/ Mark E. Kinney                       By  /s/ Stephen V. Minshew
    --------------------------------------       ------------------------------
         Trustee                                      Trustee


Kelsey Nicole Kinney Trust                   William Thomas Minshew Trust


By  /s/ Mark E. Kinney                       By  /s/ Stephen V. Minshew
    --------------------------------------       ------------------------------
         Trustee                                      Trustee


                                                 /s/ Christina Minshew
                                                 ------------------------------
                                                     Christina Minshew

IN ADDITION TO SIGNING THIS AGREEMENT, EACH OF THE SHAREHOLDERS MUST COMPLETE
EITHER:

o    THE "ACCREDITED INVESTOR" QUESTIONNAIRE IN EXHIBIT H, OR

o    THE "NON-ACCREDITED INVESTOR" QUESTIONNAIRE IN EXHIBIT I.

BY SIGNING THIS AGREEMENT, EACH SHAREHOLDER ALSO MAKES THE "INVESTMENT REPRESENTATIONS" IN EXHIBIT J.


Ti3, INC. OPTION HOLDERS:

/s/  Mary Bryant                           /s/ Scott Dexter
______________________________________    ______________________________________
     Mary Bryant                               Scott Dexter

/s/  Eric Garza                           /s/  Cathy Harpst
______________________________________    ______________________________________
     Eric Garza                                Cathy Harpst

/s/  Rhonda Hendrix Koetting
______________________________________    ______________________________________
     Rhonda Koetting                           Chris Henretta

/s/  Richard B. Herrmann                  /s/  Richard O. Herrmann
______________________________________    ______________________________________
     Richard B. Herrmann                       Richard O. Herrmann

/s/  Scott Herrmann                       /s/  Marsha Jackson
______________________________________    ______________________________________
     Scott Herrmann                            Marsha Jackson

/s/  Haiyen Nguyen                        /s/  Ted Palmisciano
______________________________________    ______________________________________
     Haiyen Nguyen                             Ted Palmisciano

/s/  Robert Patterson                     /s/  Jeffrey Rutherford
______________________________________    ______________________________________
     Robert Patterson                          Jeffrey Rutherford

/s/  Aaron Stroud                         /s/  Attila Vari
______________________________________    ______________________________________
     Aaron Stroud                              Attila Vari

/s/  Mike Resnick
______________________________________
     Mike Resnick

TABLE OF EXHIBITS

Exhibit A...........................................................Shareholders
Exhibit B...............................................Form of Escrow Agreement
Exhibit C...................Form of Certificate of Merger and Articles of Merger
Exhibit D.....................Articles of Incorporation of Surviving Corporation
Exhibit E................................Form of Bylaws of Surviving Corporation
Exhibit F..............................Form of Opinion of Counsel to the Company
Exhibit G..................................Form of Herrmann Employment Agreement
Exhibit H......................................Accredited Investor Questionnaire
Exhibit I..................................Non-Accredited Investor Questionnaire
Exhibit J.............................................Investment Representations
Exhibit K.....................................Form of Opinion of Counsel to TALX
Exhibit L..........................Form of Shareholder Representatives Agreement
Exhibit M..................................Form of Registration Rights Agreement

TABLE OF SCHEDULES

Schedule 1.......................................................Permitted Liens
Schedule 2.2(c).................................................Company Warrants
Schedule 2.2(d)..................................................Company Options
Schedule 2.7(b)................................Computation of After-Tax Earnings
Schedule 2.10....................Directors and Officers of Surviving Corporation
Schedule 2.11(a)(ix)................List of Resigning Board Members and Officers
Schedule 3.1...............................................Foreign Jurisdictions
Schedule 3.4.............................Restrictions on Shares of Company Stock
Schedule 3.5(a).............................................Financial Statements
Schedule 3.5(b)......................................Merger Financial Statements
Schedule 3.7.............................................Undisclosed Liabilities
Schedule 3.8...............................................................Taxes
Schedule 3.9(a)...........................................Restrictions on Assets
Schedule 3.9(c).............................................Real Property Leases
Schedule 3.11................................................Accounts Receivable
Schedule 3.12.............................................Valuation of Inventory
Schedule 3.13..........................................Contracts and Commitments
Schedule 3.14.................................................Customer Contracts
Schedule 3.16..............................................Intellectual Property
Schedule 3.17.........................................................Litigation
Schedule 3.18..........................................................Insurance
Schedule 3.19.............................Events Subsequent to December 31, 2000
Schedule 3.20...............................................Licenses and Permits
Schedule 3.21..................................Transactions with Related Persons
Schedule 3.22......................................................Bank Accounts
Schedule 3.24(a)..................Directors, Officers, Employees and Consultants
Schedule 3.24(b)....Indebtedness to and from Directors, Officers and Consultants
Schedule 3.26..................................................Stock Option Plan
Schedule 3.26(c)...........................................Payments to Employees
Schedule 3.28........................................Workers Compensation Claims
Schedule 3.30..........................................................Customers
Schedule 3.31.................................................Product Warranties
Schedule 3.32...........................................Product Liability Claims
Schedule 3.34................................................Brokers and Finders
Schedule 3.35..........................................Affiliates of the Company
Schedule 3.38(a)..........................................Information Memorandum
Schedule 7.4...................................Termination of Company Agreements
Schedule 9.7 ...............................................Third Party Consents